                                                                     Exhibit 4.4
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                  Dated as of

                                  May 31, 1995

                                     among

                       BROWNING-FERRIS INDUSTRIES, INC.,


                    THE CONTINUING BANKS, THE NEW BANKS AND
                        THE RETIRING BANKS NAMED HEREIN,
                                 THE CO-AGENTS,

                                 CREDIT SUISSE,

                            as Documentation Agent,

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                            as Administrative Agent

                                      and

                                 CHEMICAL BANK,

                        as Auction Administration Agent


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ANDREWS & KURTH L.L.P.

                               TABLE OF CONTENTS

                                                       ARTICLE I
                                   DEFINITIONS, ACCOUNTING TERMS AND INTERPRETATION

1.01.         Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     I-1
1.02.         Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     I-17
1.03.         Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     I-17

                                                        ARTICLE II
                                                       THE CREDITS

2.01.         Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-1
2.02.         Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-1
2.03.         Competitive Bid Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-3
2.04.         Committed Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-5
2.05.         Refinancings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-6
2.06.         Conversion and Continuation of Committed Borrowings . . . . . . . . . . . . . . . . . . . . .     II-7
2.07.         Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-8
2.08.         Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-9
2.09.         Interest on Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-9
2.10.         Interest on Overdue Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-10
2.11.         Alternate Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-10
2.12.         Termination and Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .     II-12
2.13.         Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-12
2.14.         Reserve Requirements; Change in Circumstances . . . . . . . . . . . . . . . . . . . . . . . .     II-14
2.15.         Change in Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-16
2.16.         Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-17
2.17.         Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-18
2.18.         Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-19
2.19.         Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-20
2.20.         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-21
2.21          Borrowing Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     II-22

                                                       ARTICLE III
                                                  CONDITIONS OF LENDING

3.01.         Conditions Precedent to the Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . .     III-1
3.02.         Conditions Precedent to the Initial Loan to each Borrowing Subsidiary . . . . . . . . . . . .     III-2
3.03.         Conditions Precedent to Each Committed Borrowing  . . . . . . . . . . . . . . . . . . . . . .     III-3
3.04.         Conditions Precedent to Each Competitive Borrowing  . . . . . . . . . . . . . . . . . . . . .     III-3
3.05.         Conditions Precedent to Conversions and Continuations . . . . . . . . . . . . . . . . . . . .     III-4





                                      (i)

                                                       ARTICLE IV
                                              REPRESENTATIONS AND WARRANTIES

4.01.         Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-1
4.02.         Principal Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-1
4.03.         Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-1
4.04.         Authorization and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-1
4.05.         Non-Violation of Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-1
4.06.         Obligations Binding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-2
4.07.         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-2
4.08.         Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-2
4.09.         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-2
4.10.         Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-2
4.11.         Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-3
4.12.         ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-3
4.13.         Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-3
4.14.         Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-3
4.15          Margin Stock; Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-3
4.16.         Franchises and Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IV-4

                                                        ARTICLE V
                                                        COVENANTS

5.01.         Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-1
5.02.         Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-1
5.03.         Sale and Leaseback Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-3
5.04.         Disposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-4
5.05.         Merger and Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-4
5.06.         Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-5
5.07.         Financial Statements and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . .     V-5
5.08.         Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-6
5.09.         Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-7
5.10.         Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-7
5.11.         Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-7
5.12.         Notices of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-7
5.13.         Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     V-7

                                                        ARTICLE VI
                                                    EVENTS OF DEFAULT

6.01.         Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VI-1





                                      (ii)

                                                       ARTICLE VII
                                                       THE AGENTS

7.01.         Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-1
7.02.         Agents' Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-1
7.03.         Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB and Affiliates  . . . .     VII-2
7.04.         Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-2
7.05.         Agents' Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-2
7.06.         Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-3
7.07.         Successor Auction Administration Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-3
7.08.         Resignation of the Documentation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-4
7.09.         Resignation of a Co-Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-4
7.10.         Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-4
7.11.         No Duty of Co-Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VII-4

                                                       ARTICLE VIII
                                                         GUARANTY


8.01.         Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-1
8.02.         Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-1
8.03.         Effect of Debtor Relief Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-2
8.04.         Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-3
8.05.         Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-3
8.06.         Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-3
8.07.         Full Force and Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-4

                                                        ARTICLE IX
                                                      MISCELLANEOUS


9.01.         Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-1
9.02.         Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-1
9.03.         No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-3
9.04.         Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-3
9.05.         Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-4
9.06.         Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-5
9.07.         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-5
9.08.         Usury Not Intended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-6
9.09.         Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .     IX-7
9.10.         Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-7
9.11.         Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-7
9.12.         Appointment of Company as Agent for the Other Borrowers . . . . . . . . . . . . . . . . . . .     IX-10
9.13.         Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-10
9.14.         Retiring Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-11





                                     (iii)

9.15.         Submission to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . . .     IX-11
9.16.         Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-12
9.17.         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-12
9.18.         Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-12
9.19.         Final Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     IX-12

                                                         EXHIBITS

Exhibit 1.01-A                           Form of Administrative Questionnaire
Exhibit 1.01-B                           Form of Committed Note
Exhibit 1.01-C                           Form of Competitive Note
Exhibit 2.03-A                           Form of Competitive Bid Request
Exhibit 2.03-B                           Notice to Banks of Competitive Bid Request
Exhibit 2.03-C                           Competitive Bid
Exhibit 2.04                             Committed Borrowing Request
Exhibit 2.21                             Borrowing Subsidiary Counterpart
Exhibit 3.01-A                           Form of Opinion of Counsel to BFI
Exhibit 3.01-B                           Form of Opinion of Andrews & Kurth L.L.P.
Exhibit 9.11                             Form of Assignment and Acceptance


                                                        SCHEDULES

Schedule I                               Schedule of Principal Subsidiaries
Schedule II                              Schedule of Liens





                                      (iv)

                          SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                 SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May 31, 1995, is among:

                 (a) BROWNING-FERRIS INDUSTRIES, INC., a Delaware corporation (the "Company");

                 (b) the Borrowing Subsidiaries, as defined below, that become a party hereto;

                 (c) the banks and other financial institutions named under the caption " Continuing Banks" on the signature pages hereof (the "Continuing Banks");

                 (d) the banks and other financial institutions named under the caption "New Banks" on the signature pages hereof (the "New Banks" and together with the Continuing Banks and each other Person who becomes a Bank pursuant to Section 9.11 collectively, the "Banks");

                 (e) the banks named under the caption "Retiring Banks" on the signature pages hereof;

                 (f) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, MORGAN GUARANTY TRUST COMPANY OF NEW YORK AND NATIONSBANK OF TEXAS, N.A., as co-agents for the Banks ( in such capacity, the "Co-Agents");

                 (g) CREDIT SUISSE, as documentation agent for the Banks (in such capacity, the "Documentation Agent");

                 (h) TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity together with any other Person who becomes the Administrative Agent pursuant to
Section 7.06, the "Administrative Agent"); and

                 (i) CHEMICAL BANK, a New York banking corporation, as auction administration agent for the Banks (in such capacity together with any other Person who becomes the Auction Administration Agent pursuant to Section 7.07, the "Auction Administration Agent").

                            PRELIMINARY  STATEMENTS

                 (A) The Company has entered into an agreement dated December 19, 1989 with Credit Suisse First Boston Limited as Facility Agent, Bid Option Agent and Arranger, National Westminster Bank PLC New York Bank as Swing-Line Agent and the banks named therein, including certain of the Banks (the "1989 Agreement"), pursuant to which those banks were willing to make loans and, from time to time, competitive offers to make advances to the Company in aggregate amounts not to exceed at any time outstanding $500,000,000, which agreement extended, renewed and modified the indebtedness of the Company evidenced by an agreement dated August 10, 1988 among the Company, Credit Suisse First Boston Limited as Facility Agent and Bid Option Agent, National Westminster Bank PLC New York Branch as Prime Agent, Credit Suisse First Boston Limited as the Arranger and the banks named therein, including certain of the Banks.

                 (B) The Company has entered into an agreement dated January 8, 1990 with Texas Commerce Bank National Association as Agent, Chemical Bank as Auction Administration Agent and the banks named therein, including certain of the Banks (the "1990 Agreement"), pursuant to which those banks were willing to make loans and, from time to time, competitive offers to make advances to the Company in aggregate amounts not to exceed at any time outstanding $500,000,000, which agreement extended, renewed and modified the indebtedness of the Company evidenced by an agreement dated September 19, 1988 with Texas Commerce Bank National Association as Agent and the banks named therein, including certain of the Banks.

                 (C) The 1989 Agreement and the 1990 Agreement were merged to an Amended and Restated Revolving Credit Agreement dated as of September 10, 1992 among the Company, Credit Suisse First Boston Limited as Co-Agent, Texas Commerce Bank National Association as Administrative Agent and the banks named therein, including certain of the Banks (the "1992 Agreement"), pursuant to which those banks were willing to make loans to the Company in aggregate amounts not to exceed any time outstanding $1,000,000,000.

                 (D) There are no outstanding loan balances or advances, as of May 31, 1995, owed by the Company to any of the Banks or the Retiring Bank pursuant to the 1992 Agreement.

                 (E) The Company wishes to amend and restate the 1992 Agreement in order to, among other things, permit the Borrowing Subsidiaries as well as the Company to borrow thereunder, to extend the term thereof and to modify certain of the covenants, as set forth in this Second Amended and Restated Revolving Credit Agreement.

                 The Company has requested the Banks to extend a credit facility to the Borrowers (as herein defined) in order to enable the Borrowers to borrow on a revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) in an aggregate principal amount not in excess of $1,000,000,000 at any time outstanding. The Company has also requested that the Banks provide a procedure pursuant to which each Bank may, on an uncommitted basis, bid up to the full amount of the Total Commitment (as herein defined), regardless of such Bank's individual Commitment on borrowings by the Borrowers thereunder. The Banks are willing to extend such credit to the Borrowers on the terms and conditions herein set forth. Accordingly, the Borrowers, the Agents, the Co-Agents and the Banks agree as follows:

                                   ARTICLE I

                DEFINITIONS, ACCOUNTING TERMS AND INTERPRETATION

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                 "ABR Loan" means any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Adjusted CD Rate" means, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed Certificate of Deposit Rate in effect for such Interest Period and (ii) Statutory Reserves plus (b) the Assessment Rate. For purposes hereof, the term "Fixed Certificate of Deposit Rate" shall mean the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 9:00 a.m., Houston, Texas time, to the Administrative Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by at least two New York certificate of deposit dealers of recognized standing for the purchase at face value from each of the Reference Banks of a certificate of deposit of such Reference Bank in an amount comparable to the principal amount of the participation of such Reference Bank in the Borrowing of which such Borrowing forms a part and having a maturity comparable to such Interest Period.

                 "Administrative Agent" has the meaning specified in the introduction to this Agreement.

                 "Administrative Agent's Letter" means the letter agreement dated of even date herewith between the Company and the Administrative Agent.

                 "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01-A hereto, which each Bank shall complete and provide to the Administrative Agent.

                 "Affiliate" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

                 "Agents" means the Documentation Agent, the Administrative Agent and the Auction Administration Agent.

                 "Agreed Maximum Rate" shall mean, for any date, the Alternate Base Rate plus 1% per annum.

                 "Agreement" means this Second Amended and Restated Revolving Credit Agreement, as the same may be amended, supplemented or modified from time to time.

                 "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% or (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means, as of a particular date, the prime rate most recently announced by TCB and thereafter entered in the minutes of TCB's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Base CD Rate" shall mean the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the arithmetic average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 9:00 a.m., Houston, Texas time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three- Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Differential" means, on any date, with respect to a CD Borrowing or a Eurodollar Committed Borrowing, the applicable differential for the Loans comprising such Borrowing set forth below based upon the rating applicable on such date to the Index Debt:

-----------------------------------------------------------------------------------------------------------
                                                                      Eurodollar
                                                                      Committed
                                                                         Loan              CD Loan
                                                     Duff            Differential         Differential
                                                      &            (in 1/100 of 1%    (in 1/100 of 1% per
Rating by:             S&P          Moody's         Phelps            per annum)            annum)
-----------------------------------------------------------------------------------------------------------
Category 1           AA- or         Aa3 or          AA- or
                     higher         higher          higher         13.00                   25.50
Category 2           A+             A1              A+             17.00                   29.50
                     A              A2              A              17.00                   29.50
                     A-             A3              A-             17.00                   29.50
Category 3           BBB+           Baal            BBB+           25                      37.50
Category 4           BBB            Baa2            BBB            30.00                   42.50
Category 5           BBB-           Baa3            BBB-           31.25                   43.75
Category 6           BB+            Ba1             BB+            50.00                   62.50
-----------------------------------------------------------------------------------------------------------

If during the course of any Interest Period, any of S&P, Moody's or Duff & Phelps shall announce a change of its rating of the Index Debt, and as a result of such change, the Applicable Differential would increase or decrease if calculated at that date, the Applicable Differential will change with the effect from the date of such announcement. In the event of a split rating, the rating of the majority (or in the case of three different ratings, the middle rating) will apply.

                 "Applicable Fee Percentage" means, on any date, with respect to the Total Commitment, the applicable percentage set forth below based upon the rating applicable on such date to the Index Debt:

--------------------------------------------------------------------------------------
                                                    Duff     Applicable Fee Percentage
                                                      &          (in 1/100 of 1%
Rating by:            S&P          Moody's          Phelps          per annum)
--------------------------------------------------------------------------------------
Category 1          AA- or         Aa3 or           AA- or
                    higher         higher           higher         9.00

--------------------------------------------------------------------------------------
                                                    Duff     Applicable Fee Percentage
                                                      &          (in 1/100 of 1%
Rating by:            S&P          Moody's          Phelps          per annum)
--------------------------------------------------------------------------------------
Category 2          A+             A1               A+             10.00
                    A              A2               A              10.00
                    A-             A3               A-             10.00
Category 3          BBB+           Baal             BBB+           12.50
Category 4          BBB            Baa2             BBB-           15.00
Category 5          BBB-           Baa3             BBB-           18.75
Category 6          BB+            Ba1              BB+             2.00
--------------------------------------------------------------------------------------


If during the course of any payment period, any of S&P, Moody's or Duff & Phelps shall announce a change of its rating of the Index Debt, and as a result of such change, the Applicable Fee Percentage would increase or decrease if calculated at that date, the Applicable Fee Percentage will change with the effect from the date of such announcement. In the event of a split rating, the rating of the majority (or in the case of three different ratings, the middle rating) will apply.

                 "Applicable Laws" means the law in effect from time to time and applicable to this Agreement and the transaction evidenced by, and arising in connection with, this Agreement which lawfully permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on this Agreement and the transaction evidenced by, and arising in connection with, this Agreement and the Notes, including laws of the State of Texas and, to the extent controlling, laws of the United States of America.

                 "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Loan, CD Loan or a Fixed Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

                 "Assessment Rate" means, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the FDIC for the FDIC insuring time deposits at offices of such institution in the United States.

                 "Assignment and Acceptance" has the meaning specified in
Section 9.11(c).

                 "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease had been extended or may, at the option of the lessor, be extended).

                 "Auction Administration Agent" has the meaning specified in the introduction to this Agreement.

                 "Auction Administration Agent's Letter" means the letter agreement dated of even date herewith between the Company and the Auction Administration Agent.

                 "Bank of America" means Bank of America National Trust and Savings Association.

                 "Bankruptcy Code" means Title 11 of the United States Code or any successor thereto.

                 "Banks" has the meaning specified in the introduction to this Agreement.

                 "Base CD Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

                 "Board" means the Board of Governors of the Federal Reserve System of the United States.

                 "Borrowers" means the Company and the Borrowing Subsidiaries.

                 "Borrowing" means a Loan or group of Loans of a single Type made by the Banks (or, in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                 "Borrowing Date" means, with respect to each Borrowing made pursuant to Section 2.03 or Section 2.04, the Business Day upon which the proceeds of such Borrowing are to be made available to a Borrower.

                 "Borrowing Subsidiaries" means any wholly-owned Subsidiary designated as a Borrowing Subsidiary by the Company pursuant to Section 2.21.

                 "Borrowing Subsidiary Counterpart" has the meaning specified in Section 2.21.

                 "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the States of New York or Texas) on which banks are open for business in New York City and in Houston, Texas; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "CD Borrowing" means a Borrowing comprised of CD Loans.

                 "CD Loan" means any Committed Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

                 "Co-Agents" has the meaning specified in the introduction to this Agreement.

                 "Code" means Internal Revenue Code of 1986 and the regulations promulgated thereunder.

                 "Chemical" means Chemical Bank, a New York banking corporation.

                 "Commitment" means, with respect to each Bank, the amount set forth beneath the name of such Bank on the signature pages hereof (or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person), as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.12, Section 2.13(d), Section 2.14, Section 2.15 or Section 9.11, and as such amount may be increased from time to time by assignment or assumption pursuant to Section 2.14, Section 2.15 or Section 9.11. The Commitment of each Bank shall automatically and permanently terminate on the Termination Date.

                 "Committed Borrowing" means a borrowing consisting of concurrent Committed Loans from each of the Banks pursuant to Section 2.04 distributed ratably among the Banks in accordance with their respective Commitments or resulting from a conversion or continuation of an existing Committed Borrowing pursuant to Section 2.06.

                 "Committed Borrowing Request" has the meaning specified in
Section 2.04.

                 "Committed Loans" means the revolving loans made by the Banks to the Company pursuant to Section 2.04. Each Committed Loan shall be a Eurodollar Committed Loan, a CD Loan or an ABR Loan.

                 "Committed Note" means, as to each Borrower, a promissory note of such Borrower payable to the order of each Bank, in substantially the form of Exhibit 1.01B executed and delivered as provided in Section 2.02, together with all modifications, extensions, renewals and rearrangements thereof.

                 "Communications" has the meaning specified in Section 9.02.

                 "Company" has the meaning specified in the introduction to this Agreement.

                 "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.03.

                 "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.03(b), (a) in the case of a Eurodollar Competitive Loan, the Margin (which will be added to or subtracted from the LIBO Rate) and (b) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

                 "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.03 in the form of Exhibit 2.03A.

                 "Competitive Borrowing" means a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bid as all or as a part of such borrowing, as the case may be, has been accepted by a Borrower under the bidding procedure described in Section 2.03.

                 "Competitive Loan" means a Loan from a Bank to a Borrower pursuant to the bidding procedure described in Section 2.03, and shall be either a Eurodollar Competitive Loan or a Fixed Rate Loan.

                 "Competitive Note" means, as to each Borrower, a promissory note of such Borrower payable to the order of each Bank, in substantially the form of Exhibit 1.01C executed and delivered as provided in Section 2.02, together with all modifications, extensions, renewals and rearrangements thereof.

                 "Consolidated Funded Debt" means the Funded Debt of the Company, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                 "Consolidated Net Income" means, for any period, the net income of the Company for such period, determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, customer lists, covenants not to compete, trade names, trademarks, patents, copyrights, franchises, organization expenses, formulas and processes, option rights, and other like intangibles and
(b) all current liabilities; all as reflected in the Company's most recent consolidated balance sheet contained in the Company's financial statements most recently delivered to the Administrative Agent pursuant to Section 5.07(a) or
(b) prior to the time as of which "Consolidated Net Tangible Assets" shall be determined.

                 "Consolidated Net Worth" means, with respect to the Company, the stockholders' equity of the Company determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, the amount of any foreign currency translation adjustment shall not be included for purposes of determining Consolidated Net Worth.

                 "Continuing Banks" has the meaning specified in the introduction to this Agreement.

                 "Credit Suisse" means Credit Suisse.

                 "Debt", when used with respect to any Person, means Indebtedness of such Person for borrowed money, including any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances and deposits), or for the deferred purchase price of assets or services (other than (a) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (b) any obligation in respect of such deferred purchase price which has a remaining maturity of one year or less although its original maturity may have exceeded one year).

                 "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                 "Documents" has the meaning specified in Section 8.02.

                 "Documentation Agent" has the meaning specified in the introduction to this Agreement.

                 "Dollars" and "dollars" and the symbol "$" mean the lawful currency of the United States of America.

                 "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the date hereof, on the signature page of the Assignment and Acceptance executed by such Bank or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

                 "Duff & Phelps" means Duff & Phelps Credit Rating Company.

                 "Effective Date" means the date on which the conditions to borrowing set forth in Article III are first met.

                 "Election" has the meaning specified in Section 2.13(d).

                 "Eligible Assignee" means (a) any Bank or any Affiliate of a Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;
(d) the central bank of any country which is a member of the OECD; and (e) any other lender approved by the Administrative Agent and the Company (which approval shall not be unreasonably withheld).

                 "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

                 "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

                 "Eurodollar Committed Borrowing" means any Committed Borrowing comprised of Eurodollar Loans.

                 "Eurodollar Committed Loan" means any Committed Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Eurodollar Competitive Loan" means any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the date hereof, on the signature page of the Assignment and Acceptance executed by such Bank or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Administrative Agent.

                 "Eurodollar Loan" means any Eurodollar Competitive Loan or any Eurodollar Committed Loan.

                 "Event of Default" means any of the events described in
Article VI.

                 "Execution Date" means the date of execution and delivery of this Agreement by the parties hereto.

                 "Facility Fee" has the meaning specified in Section 2.07(a).

                 "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

                 "Federal Funds Effective Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                 "Financial Officer" of any Person means its chief financial officer, vice president-finance, principal accounting officer, treasurer or any other financial officer acceptable to the Administrative Agent.

                 "Fixed Certificate of Deposit Rate" has the meaning specified in the definition of the term "Adjusted CD Rate."

                 "Fixed Rate Borrowing" means a Borrowing composed of Fixed Rate Loans.

                 "Fixed Rate Loan" means any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Bank making such Loan in its Competitive Bid.

                 "Funded Debt," when used with respect to any Person on any date, means Debt of such Person which (a) matures or is required to be paid more than one year from the date of determination thereof or (b) matures within one year from such date but is unconditionally renewable or extendible (by its terms or by the terms of any instrument or agreement relating thereto) at the option of such Person to a date more than one year from such date, or (c) arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year from such date.

                 "Guaranteed Obligations" has the meaning specified in Section 8.01.

                 "Guaranty" means, the guaranty of the Company contained in
Article VIII.

                 "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge the Borrowers on the Loans. If the maximum rate of interest which, under Applicable Laws, the Banks are permitted to charge the Borrowers on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to any Borrower or any other Person.

                 "Hostile Acquisition" means acquiring or attempting to acquire (directly or indirectly) control of any Person if such acquisition or attempted acquisition is or is reasonably expected to be resisted by or on behalf of such Person or is otherwise unfriendly or hostile.

                 "Incurrence Time" has the meaning specified in Section 5.02.

                 "Indebtedness", when used with respect to any Person, means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) of such Person for the payment or repayment of money which would be regarded as indebtedness in accordance with generally accepted accounting principles.

                 "Index Debt" means the Company's senior, unsecured, non-credit enhanced Funded Debt.

                 "Information Package" means the Confidential Information Memorandum dated April 1995 sent to each Bank on behalf of the Company.

                 "Interest Payment Date" means (a) with respect to any Eurodollar Loan, CD Loan or ABR Loan, the last day of the Interest Period applicable thereto and, in addition, in the case of a Eurodollar Loan or CD Loan with an Interest Period of 6 months or 180 days, respectively, the day that would have been the Interest Payment Date for such Loan had an Interest Period of 3 months or 90 days, respectively, been applicable to such Loan and
(b) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto.

                 "Interest Period" means:

         (a)     with respect to any Committed Borrowing:

                 (i) If such Committed Borrowing is a Eurodollar Committed Borrowing, (A) the period commencing on the Borrowing Date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as the Company may elect, or, (B) if earlier, on the date of the prepayment of any Eurodollar Committed Borrowing;

                 (ii) If such Committed Borrowing is a CD Borrowing, (A) the period commencing on the Borrowing Date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending 30, 60, 90 or 180 days thereafter, as the Company may elect, or (B) if earlier, on the date of the prepayment of such CD Borrowing; and

                 (iii) If such Committed Borrowing is an ABR Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Termination Date and (C) the date such Borrowing is converted into a Borrowing of a different Type in accordance with Section 2.06 or repaid or prepaid in accordance with Section 2.08 or Section 2.13 and

         (b)     with respect to any Competitive Borrowing:

                 (i) If such Competitive Borrowing is a Fixed Rate Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the date specified in the Competitive Bid in which the offer to make such Fixed Rate Borrowing was extended; provided, however, that each such period shall have a duration of not less than seven calendar days nor more than 360 days; and

                 (ii) If such Competitive Borrowing is a Eurodollar Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the numerically corresponding date (or if there is no corresponding date, the last day ) in the calendar month that is one, two, three or six months thereafter, as the Company may elect.

                 Notwithstanding the foregoing, if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (i) no Interest Period may be selected for any Competitive Borrowing that ends later than the Termination Date and (ii) no Interest Period may be selected for any Committed Borrowing that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "Judgment Currency" has the meaning specified in Section 9.16.

                 "LIBO Rate" means, with respect to any Eurodollar Borrowing, an interest rate per annum equal to the arithmetic average (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) of the rate per annum at which deposits in U.S. Dollars are offered in immediately available funds to the principal office of each of the Reference Banks in London, England (or if a Reference Bank does not at the time any such determination is made maintain an office in London, England, the principal office of any Affiliate of such Reference Bank in London, England), at 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period with a maturity equal to the applicable Interest Period and in an amount approximately equal in principal amount to the amount of such Reference Bank's portion of such Borrowing. The LIBO Rate for the Interest Period for such Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 2.11(c) and (d).

                 "Lien", when used with respect to any Person, means any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any conditional sale agreement, or other title retention agreement.

                 "Loan" means a Competitive Loan, a Committed Loan, a Eurodollar Loan, a CD Loan, a Fixed Rate Loan or an ABR Loan.

                 "Majority Banks" means, at any time, (a) the Majority Committed Banks and (b) Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Competitive Loans.

                 "Majority Committed Banks" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Committed Loans or if no Committed Loans are outstanding, Banks having at least 66-2/3% of the available Commitments (determined without considering the effect of any reduction pursuant to Section 2.17).

                 "Margin" means, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                 "Material Adverse Effect" means an event or circumstance which materially and adversely affects the business, financial position or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of any Borrower to perform its obligations under this Agreement or the Notes.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Morgan" means Morgan Guaranty Trust Company of New York.

                 "NationsBank" means NationsBank of Texas, N.A.

                 "New Banks" has the meaning specified in the introduction to this Agreement.

                 "Notice of Acquisition" has the meaning specified in Section 2.13(d).

                 "Notice of Election" has the meaning specified in Section 2.13(d).

                 "Note" means a Competitive Note or a Committed Note.

                 "OECD" means the Organization for Economic Cooperation and Development (or any successor).

                 "Operating Rights" has the meaning specified in Section 4.16.

                 "Other Taxes" has the meaning specified in Section 2.20.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

                 "Plan" means any employee pension benefit plan maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business (whether or not incorporated) under common control (as defined in Section 4001(b) of ERISA) with the Company and insured by the PBGC under Title IV of ERISA.

                 "Prime Rate" has the meaning specified in the definition of the term "Alternate Base Rate".

                 "Principal Property" means any waste processing, waste disposal or resource recovery plant or similar facility located within the United States of America (excluding its territories and possessions and Puerto
Rico) and owned by, or leased to, the Company or any Restricted Subsidiary, except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than the Company and its Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed fifty percent (50%) or (ii) which the board of directors of the Company determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of any such plant or facility which the board of directors of the Company determines in good faith not to be of material importance to the use or operation thereof.

                 "Principal Subsidiary" means a Subsidiary (a) whose total assets or gross revenues (each such amount expressed on a combined basis before eliminations and adjustments in the case of a Subsidiary or a Subsidiary which itself has Subsidiaries) represent, respectively, not less than one point seven five percent (1.75%) of either the consolidated total assets or consolidated gross revenues of the Company and its Subsidiaries all as calculated annually by reference to the then latest fiscal year end financial data (consolidated or unconsolidated, as the case may be) of such Subsidiary and the then latest fiscal year end audited consolidated financial statements of the Company, or
(b) to which is transferred all or substantially all of the assets or undertakings of a Principal Subsidiary. Notwithstanding the foregoing, the term "Principal Subsidiary" shall not include any Subsidiary of a Principal Subsidiary regardless of whether such Subsidiary would otherwise be a Principal Subsidiary. A certificate signed by a Financial Officer of the Company as to whether a Subsidiary is or is not or was or was not a Principal Subsidiary at a specified date shall, in the absence of manifest error, be conclusive and binding.

                 "Reference Banks" means, (a) with respect to any Borrowing bearing interest at the Adjusted CD Rate, TCB, NationsBank and Bank of America, and (b) with respect to any Borrowing bearing interest at the LIBO Rate, TCB, Credit Suisse and Morgan, provided, however, in each case, should any Reference Bank or an Affiliate of such Reference Bank cease to have a commitment to the Company pursuant to Section 2.13(d), Section 2.14 or Section 2.15, the Company and the Administrative Agent shall designate a new Reference Bank to replace such Reference Bank.

                 "Register" has the meaning specified in Section 9.11(e).

                 "Regulation A" means Regulation A of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation D" means Regulation D of the Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation G" means Regulation G of the Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation T" means Regulation T of the Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" means Regulation U of the Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" means Regulation X of the Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Loan, means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal reserve requirement for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period).

                 "Restricted Subsidiary" means any Subsidiary, substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (excluding its territories and possessions and Puerto Rico).

                 "Retiring Bank"means the bank named under the caption "Retiring Bank" on the signature pages hereof.

                 "Sale and Leaseback Transaction" has the meaning attributed to it in Section 5.03.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor corporation.

                 "Senior Funded Debt" means, with respect to any Person, unsecured and non-credit enhanced Funded Debt of such Person which is not subordinated in right of payment to any other Debt of such Person. Debt incurred under this Agreement on the date hereof would be Senior Funded Debt.

                 "Stated Rate" has the meaning attributed to it in Section 9.08.

                 "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency, or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which any of the Banks is subject with respect to the Adjusted CD Rate or the Base CD Rate, for new negotiable time deposits in Dollars of over $100,000 with maturities approximately equal (a) the applicable Interest Period in the case of Adjusted CD Rate and (b) three months in the case of the Base CD Rate. Such reserve percentages shall include those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Subsidiary" means, with respect to any Person, any corporation in which more than 50% of the stock of each class having ordinary voting power shall, at the time as of which any determination is being made, be owned of record and beneficially by such Person directly and/or through one or more other Subsidiaries.

                 "Taxes" has the meaning specified in Section 2.20.

                 "TCB" means Texas Commerce Bank National Association.

                 "Termination Date" means May 31, 2000 or the earlier date of termination in whole of the Total Commitment pursuant to Section 2.12 or
Section 6.01.

                 "Three-Month Secondary CD Rate" has the meaning specified in the definition of the term "Alternate Base Rate".

                 "Total Commitment" means at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

                 "Type" means, when used in respect to any Loan or Borrowing, each of the following types of Loans or Borrowings as applicable: Eurodollar Loan or Eurodollar Borrowing, CD Loan or CD Borrowing, ABR Loan or ABR Borrowing and Fixed Rate Loan or Fixed Rate Borrowing.

                 "United States" and "U.S." each means United States of America.

                 "Wholly-owned Subsidiary" means as to the Company, a Subsidiary, 100% of the stock of every class of which at the time as of which any determination is made, is owned of record and beneficially by the Company directly or indirectly through one or more other Subsidiaries of the Company.

                 "Withdrawal Date" has the meaning specified in Section 2.13(d).

                 "Withdrawing Bank" has the meaning specified in Section
2.13(d).

                 "1989 Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

                 "1990 Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

                 "1992 Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

                  SECTION 1.02. Accounting Terms. All accounting terms not otherwise defined shall be construed in accordance with generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred on by the independent certified public accountants certifying any audited financial statements of the Company.

                  SECTION 1.03. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                 (i) the singular number includes the plural number and vice versa;

                 (ii)     reference to any gender includes each other gender;

                 (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                 (v) reference to any agreement, document or instrument including this Agreement means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or any other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                 (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                 (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                 (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                 (ix) reference to any law, rule, regulation or interpretation means such law, rule, regulation or interpretation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                 (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Committed Loans to the Borrowers, at any time and from time to time on and after the Effective Date and until the Termination Date, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.17, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans plus (y) the outstanding aggregate principal amount of all Competitive Loans exceed (B) the Total Commitment and
(ii) at all times the outstanding aggregate principal amount of all Committed Loans made by each Bank shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Committed Loans made pursuant to Section
2.04. Each Bank's Commitment, as in effect on the Execution Date, is set forth opposite its name on the signature page hereto for such Bank. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.12 and
Section 2.13(d).

                 (b) Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the Effective Date and prior to the Termination Date.

                  SECTION 2.02. Loans. (a) Each Committed Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Committed Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Committed Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is not less than $25,000,000 and is an integral multiple of $10,000,000 above that amount, subject to the proviso following Section 2.03(d)(v), and (ii) in the case of Committed Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                 (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Committed Borrowing shall be comprised entirely of Eurodollar Committed Loans, CD Loans or ABR Loans, as a Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Bank may at its option make any Eurodollar Loan by causing its Eurodollar Lending Office to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that a Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Committed Loans of any Bank to all Borrowers being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                 (c) Subject to Section 2.05, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 11:30 a.m., Houston, Texas time, and the Administrative Agent shall by 2:00 p.m., Houston, Texas time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Committed Loans shall be made by the Banks pro rata in accordance with Section 2.17. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and each Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                 (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing pursuant to
Section 2.03 or Section 2.04 if the Interest Period requested with respect thereto would end after the Termination Date.

                 (e) Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan. Each Committed Loan shall be a Eurodollar Committed Loan, a CD Loan or an ABR Loan.

                 (f) The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note duly executed on behalf of such Borrower, dated the Execution Date or such later date on which the holder of such Note becomes a party to this Agreement pursuant to Section 9.11, with the blanks appropriately completed, payable to the order of such Bank in a principal amount equal to the Total Commitment.

                 (g) The Committed Loans made by each Bank to a Borrower shall be evidenced by a single Committed Note duly executed on behalf of such Borrower, dated the Execution Date or such later date on which the holder of such Note becomes a party to this Agreement pursuant to Section 9.11, with the blanks appropriately completed, payable to the order of such Bank in a principal amount equal to the Commitment of such Bank.

                  SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent and the Auction Administration Agents a duly completed Competitive Bid Request, to be received by such Agents (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:00 a.m., Houston, Texas time, five Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (ii) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., Houston, Texas time, one Business Day before the Borrowing Date specified for a proposed Competitive Borrowing. No CD Loan or Eurodollar Committed Loan shall be requested in or made pursuant to a Competitive Bid Request. No ABR Loan shall be requested in, or, except pursuant to Section 2.11 or Section 2.15, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit 2.03(A) may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall promptly notify the Borrower requesting such Competitive Bid of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify
(x) whether the Competitive Borrowing then being requested is to be a Eurodollar Competitive Borrowing or a Fixed Rate Borrowing, (y) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall be in a minimum principal amount of $50,000,000 and in an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telecopier (in substantially the form set forth in Exhibit 2.03(B)) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, the Auction Administration Agent shall have no obligation to invite any Bank to make a Competitive Bid pursuant to this
Section 2.03(a) until such Bank has delivered a properly completed Administrative Questionnaire to the Administrative Agent.

                 (b) On and after the Effective Date, each Bank may, in its sole discretion, make one or more Competitive Bids responsive to each Competitive Bid Request of a Borrower. Each Competitive Bid by a Bank must be received by the Auction Administration Agent via telecopier, in the form of
Exhibit 2.03(C), (i) in the case of a Eurodollar Competitive Borrowing, not later than 1:00 p.m., Houston, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit 2.03(C) may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bid, and the Auction Administration Agent shall notify the applicable Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of

$25,000,000 and in an integral multiple of $10,000,000 above such amount and which may equal the entire aggregate principal amount of the Competitive Borrowing requested by the Borrower requesting such Competitive Bid irrespective of such Bank's Commitment) of the Competitive Loan that the applicable Bank is willing to make to such Borrower, (y) specify the Competitive Bid Rate or Rates at which such Bank is prepared to make the Competitive Loan or Loans and (z) confirm the Interest Period with respect thereto specified by such Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                 (c) The Auction Administration Agent shall promptly notify the Borrower requesting such Competitive Bid by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each such Competitive Bid. The Auction Administration Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                 (d) A Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.03(d), accept or reject any Competitive Bid referred to in Section 2.03(c). Such Borrower shall notify the Auction Administration Agent by telephone, confirmed by telecopier, whether and to what extent it has decided to accept or reject any or all of the Competitive Bids referred to in Section 2.03(c), (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing, provided, however, (i) the failure by such Borrower to accept or reject any Competitive Bid referred to in Section 2.03(c) shall be deemed to be a rejection of such Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids shall cause the total amount of Competitive Bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $25,000,000 and an integral multiple of $10,000,000 above such amount and is part of a Competitive Borrowing in a minimum principal amount of $25,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $25,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances or portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Company. A notice given by a Borrower pursuant to this Section 2.03(d) shall be irrevocable.

                 (e) The Auction Administration Agent shall promptly notify each Bank making a Competitive Bid whether or not its Competitive Bid or corresponding Competitive Bids have been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Auction Administration Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Administrative Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                 (f) Upon receipt from the Administrative Agent of the LIBO Rate applicable to any Eurodollar Competitive Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by a Borrower pursuant to
Section 2.03(d), the Auction Administration Agent shall notify such Bank of (i) the applicable LIBO Rate and (ii) the sum of the applicable LIBO Rate plus the Margin bid by such Bank.

                 (g) A Competitive Bid Request shall not be made within five Business Days of the date after the date of any previous Competitive Bid Request, unless the Company and the Auction Administration Agent shall mutually agree otherwise and notice of such agreement shall have been given to the Administrative Agent and the Banks.

                 (h) If the Auction Administration Agent or any Affiliate of the Auction Administration Agent shall at any time be a Bank with a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such Competitive Bid directly to the Borrower requesting such Competitive Bid one quarter of an hour earlier than the latest time at which the other Banks are required to submit their Competitive Bids to the Auction Administration Agent pursuant to paragraph (b) above.

                 (i) All notices required by this Section 2.03 shall be made in accordance with Section 9.02.

                  SECTION 2.04. Committed Borrowing Procedure. In order to effect a Committed Borrowing, a Borrower shall give written (or telephone notice promptly confirmed in writing) to the Administrative Agent, substantially in the form of Exhibit 2.04 (a "Committed Borrowing Request"),
(a) in the case of a Eurodollar Committed Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for such proposed Committed Borrowing, (b) in the case of a CD Borrowing, not later than 10:00 a.m., Houston, Texas time, two Business Days before such proposed Committed Borrowing, and (c) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston, Texas time, on the Borrowing

Date specified for such proposed Committed Borrowing. No Fixed Rate Loan or Eurodollar Competitive Loan shall be requested or made pursuant to a Committed Borrowing Request. Such Committed Borrowing Request shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing, a CD Borrowing, or an ABR Borrowing, (y) the Borrowing Date of such Borrowing (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $25,000,000 and shall be an integral multiple of $5,000,000) and (z) the Interest Period with respect thereto. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing or CD Borrowing is specified in any such Committed Borrowing Request, then (i) in the case of a Eurodollar Committed Borrowing, such Borrower shall be deemed to have selected an Interest Period of one month's duration and (ii) in the case of a CD Borrowing, such Borrower shall be deemed to have selected an Interest Period of 30 days' duration. If a Borrower shall not have given notice in accordance with this
Section 2.04 of its election to refinance a Committed Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any Committed Borrowing Request given pursuant to this Section 2.04 and of each Bank's portion of the requested Committed Borrowing by telecopier.

                  SECTION 2.05. Refinancings. Each Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Committed Borrowings and Committed Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to
Section 2.02(c); provided, however, that (a) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (b) below, (b) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (a) above, (c) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to
(a) above, any Borrowing or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.08 to the extent of such failure and such Borrower shall pay such amount to the Administrative Agent pursuant to
Section 2.08 and (d) to the extent the Company fails to pay to the Administrative Agent any amounts due in accordance with Section 2.08 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in (c) above, the portion of any refinanced Borrowing deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to (a) above to the full extent of such Bank's portion of such refinanced Loan.

                  SECTION 2.06. Conversion and Continuation of Committed Borrowings. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 8:30 a.m., Houston, Texas time, one Business Day prior to conversion, to convert any Eurodollar Committed Borrowing or CD Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., Houston, Texas time, two Business Days prior to conversion or continuation, to convert any Eurodollar Committed Borrowing or ABR Borrowing into a CD Borrowing or to continue any CD Borrowing as a CD Borrowing for an additional Interest Period, (c) not later than 11:00 a.m., Houston, Texas time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing or CD Borrowing into a Eurodollar Committed Borrowing or to continue any Eurodollar Committed Borrowing as a Eurodollar Committed Borrowing for an additional Interest Period, (d) not later than 10:00 a.m., Houston, Texas time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Committed Borrowing to another permissible Interest Period and (e) not later than 10:00 a.m., Houston, Texas time, two Business Days prior to conversion, to convert the Interest Period with respect to any CD Borrowing to another permissible Interest Period, subject in each case to the following:

                 (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Committed Borrowing;

                 (ii) if less than all the outstanding principal amount of any Committed Borrowing shall be converted or continued, the aggregate principal amount of such Committed Borrowing converted or continued shall be an integral multiple of $5,000,000 and not less than $25,000,000;

                 (iii) if any Eurodollar Committed Borrowing or CD Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Banks pursuant toSection 2.16;

                 (iv) any portion of a Committed Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Committed Borrowing;

                 (v) any portion of a Committed Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a CD Borrowing;

                 (vi) any portion of a Eurodollar Committed Borrowing or CD Borrowing which cannot be converted into or continued as a Eurodollar Committed Borrowing or a CD Borrowing by reason of clauses (iv) and
         (v) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                 (vii) no Interest Period may be selected for any Eurodollar Committed Borrowing or CD Borrowing that would end later than the Termination Date; and

                 (viii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

Each notice pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Committed Borrowing that a Borrower requests be converted or continued, (x) whether such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing, a CD Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day) and (z) if such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing or CD Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Committed Borrowing or CD Borrowing, such Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Committed Borrowing, or 30 days' duration, in the case of a CD Borrowing. The Administrative Agent shall promptly advise the other Banks of any notice given pursuant to this Section 2.06 and of each Bank's portion of any converted or continued Committed Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.06 to continue any Committed Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.06 to convert such Committed Borrowing), such Committed Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

                  SECTION 2.07. Fees. (a) The Company agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 from theExecution Date and to the date on which the Commitment of such Bank has been terminated and (ii) on the Termination Date and on any other date on which the Commitment of such Bank has been terminated, facility fees (such facility fees being the "Facility Fees"), in immediately available funds, equal to the Applicable Fee Percentage of the amount of the Commitment of such Bank, whether used, deemed used or unused, during the preceding quarter (or shorter period commencing with the Execution Date and/or ending with the Termination Date). All Facility Fees shall be computed by the Administrative Agent on the basis of the actual number of days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Facility Fees due to each Bank shall commence to accrue on the Execution Date and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein.

                 (b) The Company agrees to pay to the Administrative Agent administration fees as provided in the Administrative Agent's Letter.

                 (c) The Company agrees to pay to the Auction Administration Agent an auction fee with respect to each Competitive Bid requested hereunder as provided in the Auction Administration Agent's Letter.

                 (d) The Facility Fees due under this Section 2.07 shall be paid on the date due, in immediately available funds, to the Administrative Agent for distribution among the Banks. The fees due under this Section 2.07(b) and (c) shall be paid pursuant to the Administrative Agent's Letter or the Auction Administration Agent's Letter, as the case may be.

                 (e) Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.08. Repayment of Loans. (a) Each Borrower agrees to pay the outstanding principal balance of each of its Loans (i) in the case of a Competitive Loan, on the last day of the Interest Period applicable to such Loan and on the Termination Date, and (ii) in the case of a Committed Loan, on the Termination Date. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in Section 2.09.

                 (b) Each Bank shall, and is hereby authorized by each Borrower to, endorse on the schedule attached to the relevant Note of such Borrower held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its internal records relating to such Note an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan of such Bank to such Borrower, each payment or prepayment of principal of any Competitive Loan or Committed Loan and the other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by such Borrower to a Bank and unpaid under each such Note of such Bank. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of such Borrower to repay the Competitive Loans or Committed Loans made by such Bank in accordance with the terms of the relevant Note.

                  SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Section 2.09(e) and Section 2.10, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to
(i) in the case of each Eurodollar Committed Loan, the lesser of (A) the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Differential from time to time in effect and (B) the Highest Lawful Rate, and
(ii) in the case of each Eurodollar Competitive Loan, the lesser of (A) the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by a Borrower pursuant to
Section 2.03 and (B) the Highest Lawful Rate.

                 (b)      Subject to the provisions of Section 2.09(e) and
Section 2.10, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of (A) the Adjusted CD

Rate for the Interest Period in effect for such Borrowing plus the Applicable Differential from time to time in effect and (B) the Highest Lawful Rate.

                 (c)      Subject to the provisions of Section 2.09(e) and
Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, if the Alternate Base Rate shall be based on the Prime Rate, and a year of 360 days otherwise) at a rate per annum equal to the Alternate Base Rate, but not in excess of the Highest Lawful Rate.

                 (d) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by a Borrower pursuant to Section 2.03, but not in excess of the Highest Lawful Rate.

                 (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate, CD Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrowers and each Bank, as appropriate, of such determination.

                  SECTION 2.10. Interest on Overdue Amounts. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment acceleration or otherwise such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (a) the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days) and (b) the Highest Lawful Rate.

                  SECTION 2.11. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, (i) the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, for the requested Interest Period or that reasonable means do not exist for ascertaining the LIBO Rate or (ii) the Majority Banks shall have determined (and notified the Administrative Agent) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers, the Auction Administration Agent and the Banks. In the event of any such determination, any request by a Borrower for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each such determination by the Administrative Agent or the Majority Banks hereunder shall be conclusive absent manifest error.

                 (b) In the event, and on each occasion, that on or before the date on which the Adjusted CD Rate for a CD Borrowing is to be determined, the Administrative Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Majority Banks shall have determined (and notified the Administrative Agent) that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Bank of making or maintaining its CD Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Banks. In the event of any such determination, any request by the Borrowers for a CD Borrowing shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each such determination by the Administrative Agent or the Majority Banks hereunder shall be conclusive absent manifest error.

                 (c) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate and LIBO Rate as applicable. Subject to paragraph (d) of this
Section 2.11, if any Reference Bank or Reference Banks shall not furnish such timely information to the Administrative Agent for determination of any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks or Reference Bank.

                 (d) If all Reference Banks fail to furnish timely information to the Administrative Agent for determining the LIBO Rate or the Adjusted CD Rate for a Eurodollar Borrowing or CD Borrowing, as the case may be, (i) the Administrative Agent shall forthwith notify the Borrowers, the Banks and the Auction Administration Agent that the interest rate cannot be determined for such Borrowings, (ii) the right of the Borrowers to select the LIBO Rate or the Adjusted CD Rate, as the case may be, for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrowers and the Banks and the Auction Administration Agent that the circumstances causing such suspension no longer exist, and (iii) each Borrowing shall be an Alternate Base Loan.

                  SECTION 2.12.   Termination and Reduction of Commitments.
(a) The Total Commitment shall be automatically terminated on the Termination Date.

                 (b) Upon at least ten Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in a minimum principal amount of $25,000,000 and in an integral multiple of $10,000,000 over such amount and
(ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the then outstanding Competitive Loans. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. The

Administrative Agent shall promptly notify the Banks and the Auction Administration Agent of the amount of any such termination or reduction of the Total Commitment.

                 (c) Except in the circumstances described in Section 2.13(d), Section 2.14 or Section 2.15, each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  SECTION 2.13. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Committed Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 9:00 a.m., Houston, Texas time, five Business Days prior to prepayment, in the case of Eurodollar Committed Loans, (ii) before 10:00 a.m., New York City time, two Business Days prior to prepayment, in the case of CD Loans, and
(iii) before 9:00 a.m., Houston, Texas time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $10,000,000. No Borrower shall have the right to prepay any Competitive Borrowing.

                 (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.12(b), the Borrowers shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Committed Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                 (c) Each notice of prepayment given by a Borrower hereunder shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this
Section 2.13 shall be subject to Section 2.16 and Section 2.17 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                 (d) If any Borrower intends to use the proceeds of any Borrowing to finance a Hostile Acquisition, such Borrower shall give the Agents and the Banks notice (a "Notice of Acquisition") thereof. Any Bank may elect (an "Election") to have its Commitment terminated in whole and to require the repayment in full of its Loans and other amounts owing to it hereunder. Each Bank making an Election (a "Withdrawing Bank") shall give the Borrowers, the Agents and the other Banks notice (a "Notice of Election") of its Election not more than ten Business Days after its receipt of a Notice of Acquisition and specifying the reason or reasons for its Election. The Notice of Election of each Withdrawing Bank shall be irrevocable and shall specify the date (the "Withdrawal Date") upon which such Withdrawing Bank will cease to be a party to this Agreement.

The Withdrawal Date for a Withdrawing Bank shall not be earlier than five Business Days after receipt by the Borrowers of such Withdrawing Bank's Notice of Election; provided, however if a Withdrawing Bank has Loans outstanding hereunder, the Withdrawal Date for such Withdrawing Bank shall be the latest date that is the end of an Interest Period applicable to the outstanding Loans made by such Withdrawing Bank. Upon receipt by the Agents and the Borrowers of a Notice of Election from a Withdrawing Bank, the unused portion of the Commitment of such Withdrawing Bank shall automatically terminate and such Withdrawing Bank shall not thereafter be permitted to make a Competitive Bid pursuant to Section 2.03(b). The Borrowers, within five Business Days of its receipt of a Notice of Election, shall pay to such Withdrawing Bank all Facility Fees on the amount of its Commitment so terminated, accrued through the date of payment. In addition, on the last day of each Interest Period applicable to the outstanding Loans of a Withdrawing Bank occurring prior to such Withdrawing Bank's Withdrawal Date, the Commitment of such Withdrawing Bank shall automatically reduce by an amount equal to the principal amount of the Loans whose Interest Period ends on such date, and the applicable Borrower, or the Company in the case of Facility Fees, shall pay to such Withdrawing Bank the principal amount of all such Loans, all accrued and unpaid interest thereon and Facility Fees on the amount of such Withdrawing Bank's Commitment so terminated, accrued through the date of payment and, if applicable, amounts pursuant to Section 2.14, Section 2.16 and Section 2.20. On the Withdrawal Date for each Withdrawing Bank, the Commitment of such Withdrawing Bank shall terminate in whole, and the applicable Borrower, or the Company in the case of Facility Fees, shall pay to such Withdrawing Bank the principal amount of all of its outstanding Loans, accrued and unpaid interest thereon, Facility Fees on the amount of such Withdrawing Bank's Commitment so terminated, accrued through the Withdrawal Date, and all other outstanding amounts (including amounts pursuant to Section 2.14, Section 2.16 and Section 2.20) due to such Withdrawing Bank hereunder. Upon and after each Withdrawing Bank's Withdrawal Date and the repayment under this Section 2.13(d) in full to such Withdrawing Bank of its outstanding Loans, the accrued interest thereon, its Facility Fees and all other fees and costs due to it hereunder, such Withdrawing Bank shall not be a party to this Agreement nor be included as a "Bank" hereunder except for purposes of Section 2.14, Section 2.16 and Section 9.05.

                 (e) In the event any Withdrawing Bank makes an Election pursuant to Section 2.13(d), the Company may give notice to such Withdrawing Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Withdrawing Bank and to purchase its outstanding Loans and Notes. Each Withdrawing Bank making an Election pursuant to Section 2.13(d) agrees to sell its Commitment, Loans, Notes and interest in this Agreement pursuant to Section 9.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including any compensation claimed by such Withdrawing Bank under Section 2.14) due such Withdrawing Bank hereunder calculated, in each case, to the date such Commitment, Loans, Notes and interest are purchased, whereupon such Withdrawing Bank shall have no further Commitment or other obligation to any Borrower hereunder or under any Note.

                  SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) It is understood that the cost to each Bank of making or maintaining any of the Loans may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board, including reserve requirements under Regulation D in connection with Eurocurrency Liabilities. Subject to Section 9.08, each Borrower agrees to pay to each Bank, as provided in Section 2.14(d), at any time when such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank from the date of such Loan until such principal amount is paid in full, payable on each Interest Payment Date for such Eurodollar Loan, at an interest rate per annum equal at all times during each Interest Period to the excess of (i) the rate obtained by dividing the LIBO Rate for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities over
(ii) the LIBO Rate for such Interest Period. It is understood by the parties hereto that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements. It is agreed that for purposes of this Section 2.14(a) the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities and to be subject to the reserve requirements of Regulation D without benefit of or credit for proration, exemptions or offsets which might otherwise be available to the Banks from time to time under Regulation D.

                 (b) Notwithstanding any other provision herein, if after the Execution Date the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank or its Applicable Lending Office by the jurisdiction in which such Bank or its Applicable Lending Office has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (except any reserve requirement reflected in the Adjusted CD Rate), or (iii) shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its

Commitment or of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then each Borrower shall pay to the Administrative Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank (through the Administrative Agent).

                 (c) If any Bank shall have determined in good faith that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the Execution Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, as provided in Section 2.14(d), each Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for any such increased capital requirement.

                 (d) Each Bank will notify the Borrowers through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.14, as promptly as practicable, and in any event within 90 days after it becomes aware thereof and determines to request compensation. A certificate of a Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 9.11) as specified in paragraph (a), (b) or (c) above, as the case may be, and (ii) the calculation of such amount or amounts under paragraphs (a), (b) and (c) above, or if such calculation is not practicable, a statement setting forth in reasonable detail the basis for the amounts claimed as necessary to compensate such Bank, shall be delivered to the applicable Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. Each Borrower shall pay to the Administrative Agent for the account of such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.

                 (e) Except as expressly provided in Section 2.14(d), failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period or any other period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other period. The protection of this Section 2.14 shall be available to each

Bank regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

                 (f) In the event any Bank shall seek compensation pursuant to this Section 2.14, the Company may give notice to such Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes. Each Bank requesting compensation pursuant to this Section 2.14 agrees to sell its Commitment, Loans, Notes and interest in this Agreement pursuant to Section 9.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including any compensation claimed by such Bank under this Section 2.14) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Notes and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to any Borrower hereunder or under any Note.

                 (g) Without prejudice to the survival of any other obligations of the Borrowers hereunder, the obligations of the Borrowers under this Section 2.14 shall survive the termination of this Agreement and the payment or assignment of the Notes.

                 (h) Notwithstanding anything in this Section 2.14 to the contrary, in no event shall any Bank be permitted to take or receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.15.Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrowers and to the Agents, such Bank may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Company for a Eurodollar Committed Borrowing shall, as to such Bank only (unless the Company (x) shall have withdrawn such request, in which case such request shall be of no force and effect, or (y) shall have made a new request for a Borrowing of a different Type in accordance with the terms hereof, which shall be deemed to supersede such request for a Eurodollar Committed Borrowing), be deemed a request for an ABR Loan; and

                 (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.15(b).

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                 (b) For purposes of this Section 2.15, a notice to the Borrowers (with a copy to the Agents) by any Bank pursuant to Section 2.15(a) shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

                 (c) In the event any Bank shall give a notice to the Borrowers pursuant to this Section 2.15, the Company may give notice to such Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes. Each Bank giving a notice to the Company pursuant to this Section 2.15 agrees to sell its Commitment, Loans, Notes and interest in this Agreement pursuant to Section 9.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including any compensation claimed by such Bank under Section 2.14) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Notes, interest and fees are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Borrowers hereunder or under any Note.

                  SECTION 2.16. Indemnity. The Borrowers, jointly and severally, shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by a Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article III, (b) any failure by a Borrower to borrow or to refinance, convert (other than conversion into an ABR Loan) or continue any Loan hereunder after a Committed Borrowing Request pursuant to Article II has been given or after Competitive Bids have been accepted or after a notice of conversion or continuation has been given pursuant to Section 2.05, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan required or permitted by any provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in the case of any of the events set forth in clauses (a) through (e) of this Section 2.16, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (y) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, refinanced, converted or continued (based on the LIBO Rate or the Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow, refinance, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue the Interest Period for the Loan which would have commenced on the date of such failure to borrow, refinance, convert or continue) over (z) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.16 together with either a calculation of such amount or amounts or a statement of the basis on which such amounts or amounts have been determined shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive, if made in good faith, absent manifest error. The Borrowers shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Borrowers under this Section 2.16 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes. Without limitation of this Section 2.16, the provisions of this Section
2.16 shall be enforceable against the Borrowers with respect to the conditions described in clauses (a) and (b) of this Section 2.16, with respect to any Committed Borrowing Request or Competitive Bid Request given by a Borrower hereunder on or after the Execution Date regardless of whether the Effective Date occurs. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.17.   Pro Rata Treatment.  Except as provided in
Section 2.13(d) or as required under Section 2.14, Section 2.15 or Section 2.16 each Committed Borrowing, each payment or prepayment of principal of any Committed Borrowing, each payment of interest on the Committed Loans, each payment of the Facility Fees with respect to each Bank's Commitment, each reduction of the Commitments and each refinancing of any Borrowing with a Committed Borrowing of any Type shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Committed Loans) after giving effect to any payment or prepayment of Committed Loans. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Banks (including those Banks which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.18. Sharing of Setoffs. (a) Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers (pursuant to Section 9.06 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) (other than pursuant to Section 2.14, Section 2.15 or Section 2.16) of any Committed Loan or Loans as a result of which the unpaid principal portion of the Committed Loans of such Bank shall be proportionately less than the unpaid principal portion of the Committed Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Committed Loans of such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and participations in the Committed Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of its Committed Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Committed Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Bank by reason thereof as fully as if such Bank had made a Committed Loan directly to such Borrower in the amount of such participation.

                 (b) In the event that a Bank shall receive a payment of the type described in paragraph (a) of this Section 2.18, with respect to a Competitive Loan at a time when no Committed Loans are outstanding, as a result of which the unpaid principal portion of the Competitive Loans of such Bank shall be proportionately less than the unpaid principal portion of the Competitive Loans of any other Bank on the date of such payment, it shall be deemed to have simultaneously purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Competitive Loans of such Bank, so that the aggregate unpaid principal amount of the Competitive Loans and participations in Competitive Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Competitive Loans then outstanding as the principal amount of its Competitive Loans prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Competitive Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Competitive Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Bank as fully as if such Bank had made a Competitive Loan directly to such Borrower in the amount of such participation.

                  SECTION 2.19. Payments. (a) Each Borrower shall make each payment hereunder and under any Note delivered hereunder not later than 11:00 a.m., Houston, Texas time, on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its address referred to in Section 9.02 for the account of the Banks, in Dollars and in federal or other immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans (other than pursuant to Section 2.02(a), Section 2.13(d), Section 2.14, Section 2.15 and Section 2.16) or Facility Fees ratably to the Banks and like funds relating to the payment of any other amount (including payments of principal or interest on Competitive Loans which are not made ratably to the Banks) payable to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent fails to send to any Bank its portion of any payment timely received by the Administrative Agent hereunder by the close of business on the day such payment was received, the Administrative Agent shall pay to such Bank interest on its portion of such payment from the day such payment was timely received by the Administrative Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Effective Rate.

                 (b) Whenever any payment hereunder or under the Notes (including principal of or interest on any Borrowing or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  SECTION 2.20. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on any Agent's or any Bank's income and franchise taxes imposed on any Agent or any Bank by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Bank (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Agent or such Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrowers shall make such deductions and (iii) such Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                 (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                 (c) The Borrowers, jointly and severally, will indemnify each Bank and the Agents for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Bank or such Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Bank or such Agent, as the case may be, makes written demand therefor. If a Bank or any Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the applicable Borrower of the availability of such refund and shall, within 10 days thereafter, apply for such refund at such Borrower's expense. If any Bank or any Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or such Agent has received payment from a Borrower hereunder it shall promptly notify such Borrower of such refund and shall repay such refund to such Borrower without interest, provided that such Borrower, upon the request of such Bank or Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank or such Agent in the event such Bank or such Agent is required to repay such refund.

                 (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Bank (or transferee) or any Agent, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof or, if such original or copy of a receipt is not available from the relevant taxing authority, other documentation of payment reasonably satisfactory to such Bank (or transferee) or the Administrative Agent.

                 (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.20 shall survive the payment in full of principal and interest hereunder.

                 (f) With respect to each Bank which is organized under the laws of a jurisdiction outside the United States, on the date of the initial Borrowing hereunder, and from time to time thereafter if requested by any Borrower or the Administrative Agent, each such Bank shall provide the Administrative Agent and such Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes or other documents satisfactory to the Borrowers and the Administrative Agent indicating that all payments to be made to such Bank hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrowers and the Administrative Agent have received such forms and such other documents reasonably requested by the Administrative Agent or a Borrower indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

                 (g) Any Bank claiming any additional amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

                  SECTION 2.21 Borrowing Subsidiary. The Company may designate any Wholly-owned Subsidiary as a Borrowing Subsidiary. Upon the acceptance by the Administrative Agent of a Borrowing Subsidiary Counterpart of this Agreement in the form of Exhibit 2.21 (a "Borrowing Subsidiary Counterpart") executed by a Wholly-owned Subsidiary and the Company, such Wholly-owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement.

                                  ARTICLE III

                             CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to the Initial Borrowing. The obligation of each Bank to make its initial Loan is subject to the condition precedent that the Administrative Agent shall have received on or before the initial Borrowing Date the following, each dated (unless otherwise indicated) such day and, with respect to all such documents referred to in
Section 3.01(a), Section 3.01(e), Section 3.01(f), Section 3.01(g), and Section 3.01(h) in sufficient copies for each Bank and each Agent that is not a Bank:

                 (a) A counterpart of this Agreement dated the Execution Date (to which all of the Exhibits and Schedules have been attached) executed by each of the parties hereto.

                 (b) The Notes of the Company, dated of even date herewith, properly executed by the Company to the order of the Banks, respectively.

                 (c) The Administrative Agent's Letter dated the Execution Date executed by the Company and the Administrative Agent.

                 (d) The Auction Administration Agent's Letter dated the Execution Date executed by the Company and the Auction Administration Agent.

                 (e) A certificate of the Secretary or an Assistant Secretary of the Company certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Company authorizing the Company to borrow and effect other transactions hereunder including the Guaranty, and (ii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company.

                 (f) A certificate of a Financial Officer of the Company certifying the absence of the occurrence and continuance of any Default or Event of Default with respect the Company.

                 (g) The written opinion of the Associate General Counsel of the Company, addressed to the Agents and the Banks, substantially in the form set out in Exhibit 3.01-A.

                 (h) The written opinion of Andrews & Kurth L.L.P., counsel for the Documentation Agent, addressed to the Agents and the Banks, substantially in the form set out in Exhibit 3.01-B.

                 (i)      An Administrative Questionnaire completed by each
         Bank.





                                     III-1

In addition, on the Effective Date the Administrative Agent and the Auction Administration Agent shall have received all fees to which they are entitled to receive on such date pursuant to the Administrative Agent's Letter and the Auction Administration Agent's Letter.

                  SECTION 3.02. Conditions Precedent to the Initial Loan to each Borrowing Subsidiary. The obligation of each Bank to make its initial Loan to any Borrowing Subsidiary is subject to the further conditions precedent that the Administrative Agent shall have received on or before the Borrowing Date for such Loan the following, each dated such day, and with respect to all such documents referred to in Section 3.02(a), Section 3.02(c), Section 3.02(d), Section 3.02(e), Section 3.02(f) and Section 3.02(h) in sufficient copies for each Bank and each Agent that is not a Bank.

                 (a) A Borrowing Subsidiary Counterpart executed by such Borrowing Subsidiary and acknowledged by each of the Company and the other Borrowers, if any.

                 (b) Notes of such Borrowing Subsidiary dated the date of such Borrowing, properly executed to the order of the Banks, respectively.

                 (c) Copies of the Articles or Certificate of Incorporation (or other similar evidence of organization) of such Borrowing Subsidiary, together with all amendments, and a current certificate of good standing, both certified by the appropriate governmental officer, in its jurisdiction of organization.

                 (d) A certificate of the Secretary or Assistant Secretary of such Borrowing Subsidiary certifying, inter alia (i) true and correct copies of the bylaws (or other similar document of such Borrowing Subsidiary) together with all amendments, (ii) true and correct copies of resolutions adopted by the Board of Directors of such Borrowing Subsidiary to borrow and effect other transactions hereunder and (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of such Borrowing Subsidiary.

                 (e) A Certificate of a Financial Officer of such Borrowing Subsidiary certifying the absence of the occurrence and continuance of any Default or Event of Default with respect to such Borrowing Subsidiary.

                 (f) One or more written opinions of counsel to such Borrowing Subsidiaries, each in form and substance satisfactory to the Agents and the Banks.

                 (g) A letter from CT Corporation System, Inc., in form and substance satisfactory to the Administrative Agent, evidencing the obligation of CT Corporation System, Inc. to accept service of process in the State of Texas on behalf of such Borrowing Subsidiary.

                 (h) Such other documents as any Agent or any Bank through the Administrative Agent may have reasonably requested.





                                     III-2

          SECTION 3.03. Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing) shall be subject to the further conditions precedent that on the Borrowing Date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Committed Borrowing Request and the acceptance by a Borrower of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company and such Borrower, if not the Company, that on the date of such Committed Borrowing such statements are true):

                 (a)      The representations and warranties contained in
Article IV are correct on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (a), on and after the date on which the Company delivers its audited consolidated financial statements to the Administrative Agent and the Banks pursuant to Section 5.07(a), (A) the reference in the first sentence of Section 4.07 to the Company's financial statements contained in the Company's Annual Report on Form 10-K shall be a reference to the audited consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Banks by the Company pursuant to Section 5.07(a) prior to the date of such Committed Borrowing and
(B) the reference in the last sentence of Section 4.07 to September 30, 1994, shall be a reference to the date of the audited consolidated financial statements most recently delivered to the Administrative Agent and the Banks pursuant to Section 5.07(a);

                 (b) No event has occurred and is continuing, or would result from such Committed Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

                 (c) Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

                  SECTION 3.04. Conditions Precedent to Each Competitive Borrowing. The obligation of each Bank which is to make a Competitive Loan on the occasion of a Competitive Borrowing (including the initial Competitive Borrowing) to make such Competitive Loan as part of such Competitive Borrowing is subject to the further conditions precedent that:

                 (a) The Auction Administration Agent and the Administrative Agent shall have received a Competitive Bid Request with respect thereto; and

                 (b) On the Borrowing Date of such Competitive Borrowing, the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Borrowers of the proceeds of such Competitive Borrowing shall constitute a representation and warranty by the Company and such Borrower, if not the Company, that on the date of such Competitive Borrowing such statements are true):





                                     III-3

                 (i)      The representations and warranties contained in
         Article IV are correct on and as of the date of such Competitive Borrowing, before and after giving effect to such Competitive Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (i), on and after the date on which the Company delivers its audited consolidated financial statements to the Administrative Agent and the Banks pursuant to Section 5.07(a), (A) the reference in the first sentence of Section 4.07 to the Company's financial statements contained in the Company's Annual Report on Form 10-K shall be a reference to the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Banks by the Company pursuant to Section 5.07(a) prior to the date of such Competitive Borrowing and (B) the reference in the last sentence of
         Section 4.07 to September 30, 1994, shall be a reference to the date of the audited consolidated financial statements most recently delivered to the Administrative Agent and the Banks pursuant to
         Section 5.07(a);

                 (ii) No event has occurred and is continuing, or would result from such Competitive Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

                 (iii) Following the making of such Competitive Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

                  SECTION 3.05. Conditions Precedent to Conversions and Continuations. The obligation of the Banks to convert any existing Committed Borrowing into a Eurodollar Committed Borrowing or a CD Borrowing or to continue any existing Committed Borrowing as a Eurodollar Committed Borrowing or a CD Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrowers to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


                                     III-4

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to the Agents and the Banks, and, to the extent the following relates to any Borrowing Subsidiary, such Borrowing Subsidiary severally represents and warrants to the Agents and the Banks, in each case, as follows:

                  SECTION 4.01. Organization. Each Borrower and each Principal Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(b) has the corporate power to own its property and to carry on its business as now being conducted and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it therein or in which the nature of the business conducted by it makes such qualification necessary except where the failure of such Borrower or such Principal Subsidiary to be so qualified or in good standing, individually or collectively, would not have a Material Adverse Effect.

                  SECTION 4.02.   Principal Subsidiaries.  Set forth on
Schedule I is a complete and accurate list of all Principal Subsidiaries existing on September 30, 1994, showing the jurisdiction of its incorporation, and the percentage of its outstanding capital stock owned by the Company on the date hereof. All stock of each Principal Subsidiary has been validly issued, is fully paid and nonassessable and (except for directors' qualifying shares) is owned, directly or indirectly, by the Company free and clear of all Liens not permitted under Section 5.02 hereof.

                  SECTION 4.03. Powers. Each Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement and its Notes and, in the case of the Company, under the Guaranty, all of which have been duly authorized by all proper and necessary corporate action.

                  SECTION 4.04. Authorization and Consents. All actions, conditions and things required by applicable statutes (whether foreign, federal, state or local) or any order, rule or regulation of any court or governmental agency or body to be taken, fulfilled and done (including the obtaining of any necessary consents or approvals) in order (a) to enable each Borrower lawfully to execute deliver and perform its obligations under the Agreement and its Notes, and in the case of the Company, the Guaranty, and (b) to ensure that those obligations are legally binding and enforceable against such Borrower in accordance with their respective terms and (c) to make this Agreement and the Notes admissible in evidence in the state and federal courts in the State of Texas, have been taken, fulfilled and done.

                  SECTION 4.05. Non-Violation of Laws, Etc. The execution, delivery and performance by each Borrower of its obligations under this Agreement and its Notes do not and will not violate (a) any statute or any order, rule or regulation of any court or governmental agency or body to which it is subject, (b) its charter or bylaws, or (c) any agreement to which it or any of its

Subsidiaries is a party or by which it or its assets may be bound or affected, other than violations of any such agreements which individually or collectively would not have a Material Adverse Effect, and do not and will not, except as provided in Section 5.02, result in or require the creation of any Lien of any nature upon or with respect to any assets now owned or hereafter acquired by such Borrower or any such Subsidiary.

                  SECTION 4.06. Obligations Binding. This Agreement and the Notes constitute valid and binding obligations of each Borrower party thereto, enforceable against such Borrower in accordance with their respective terms, except as the enforceability of this Agreement and the Notes may be limited by general principles of equity and bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.07. Financial Statements. The consolidated balance sheets of the Company as of September 30, 1993 and September 30, 1994, and the related consolidated statements of operations, common stockholders' equity and cash flows, for each of the three years in the period ended September 30, 1994, including in each case the footnotes thereto, examined by Arthur Andersen & Co. and contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, which have been delivered to the Administrative Agent and the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of such dates and their results of operations and their cash flows for the periods ended on such dates. There has been no material adverse change in such results of operations or financial position since September 30, 1994.

                  SECTION 4.08. Litigation. No proceedings against or affecting any Borrower or any of its Subsidiaries are pending, or to the knowledge of the Company or any such Borrower, threatened before any court or governmental agency or department:

                 (a) which purport to or do restrain the execution, delivery or performance by the Borrowers under this Agreement or the Notes or the enforcement of this Agreement or the Notes; or

                 (b) which involve a material risk of having (either individually or collectively) a Material Adverse Effect.

                  SECTION 4.09. No Default. Neither any Default nor any Event of Default has occurred and is continuing or will occur as a result of making any Loan. Neither the Company nor any of its Subsidiaries is in breach or default under any agreement relating to Indebtedness to any extent or in a manner which is likely to have a Material Adverse Effect.

                  SECTION 4.10. Investment Company Act. Neither the Company nor any of its Subsidiaries is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.11. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of the Company's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.12. ERISA. Neither the Company nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of ERISA which would have a Material Adverse Effect and neither the Company nor any such Subsidiary has incurred any liability in connection with any Plan under Sections 501 or 502 of ERISA, Subtitle IV of ERISA, or Chapter 43 of the Code which would have a Material Adverse Effect, and each Plan is and has been in compliance in all material respects with all applicable law.

                  SECTION 4.13. Tax Returns and Payments. (a) The Company and its Subsidiaries have filed all foreign, federal, state and other tax returns (or obtained extensions with respect thereto) which, to the knowledge of the Company's officers, are required to be filed and have paid all taxes which are shown to be due pursuant to such returns. No material income tax liability of the Company or any of its Subsidiaries has been asserted by the Internal Revenue Service of the United States or any foreign, state or local agency for income taxes in excess of those already paid which is not being contested in good faith by appropriate proceedings and for which adequate reserves have not been created on the books of the Company and its Subsidiaries.

                 (b) The federal income tax liabilities, if any, of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years through the 1985 fiscal year.

                  SECTION 4.14. Information. On the date hereof the Information Package and the other information, exhibits and reports originating from the Company and furnished in writing to the Administrative Agent in connection with the negotiation of this Agreement (excluding, however, any analyst or broker reports furnished to any Agent or any Bank by any Person for their information) did not contain any misstatement of fact or omit to state a fact, which misstatement or omission would make the statements contained therein, taken as a whole, in the light of the circumstances in which they were made, materially untrue or misleading.

                  SECTION 4.15 Margin Stock; Use of Proceeds. (a) Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Borrowing will be used, directly or indirectly, for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve any Borrower or any Bank in a violation of Regulation G, T, U or X.

                 (b) The Borrowers will use the proceeds of each Borrowing for their general corporate purposes.

                  SECTION 4.16. Franchises and Other Rights. The Company and each of its Subsidiaries have all franchises, permits, licenses, and other authority (collectively, the "Operating Rights") as are necessary to enable them to carry on their respective businesses as now being conducted, failure to have which would in the aggregate have a Material Adverse Effect. None of the Company or any such Subsidiary is in default under any of the Operating Rights which default could have a Material Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

                  So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, each Borrower covenants and agrees for itself and the Company covenants and agrees with respect to each other Borrower as follows:

                  SECTION 5.01. Status. Each Borrower's payment obligations under this Agreement rank and will at all times rank at least equally and ratably in all respects with all its other unsecured and unsubordinated indebtedness other than statutorily preferred indebtedness.

                  SECTION 5.02. Negative Pledge. (a) Except as otherwise provided in paragraph (b) below, the Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock other than margin stock (within the meaning of Regulation U) or any long-term receivable of the Company due from any Restricted Subsidiary (whether such Principal Property, shares of stock or long-term receivables are now owned or hereafter acquired) without in any such case effectively providing concurrently with the incurrence of any such Indebtedness that all sums payable at that time or thereafter under this Agreement (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to such sums) shall be secured equally and ratably with (or at the option of the Company, prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that nothing in this Section 5.02 shall prevent, restrict or apply to (and thereby shall be excluded from secured Indebtedness in any computation under this Section 5.02) Indebtedness secured by:

                 (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet past due or which are being contested by the Company in good faith and against which adequate reserves as required by generally accepted accounting principles have been established by the Company;

                 (ii) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                 (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet past due or which are being contested by the Company in good faith and against which adequate reserves as required by generally accepted accounting principles have been established by the Company;

                 (iv) Liens on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or arising thereafter (A) otherwise than in connection with the borrowing of money arranged thereafter and (B) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary;

                 (v) Liens on any property (including shares of stock or Indebtedness) existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Indebtedness incurred prior to, at the time of, or within 180 days after the acquisition of such property, shares of stock or Indebtedness or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

                 (vi) Liens on any property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property, or to secure Indebtedness incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

                 (vii) Liens which secure Indebtedness owing by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

                 (viii) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens, or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose;

                 (ix) Liens incurred in connection with tax exempt or similar financing of pollution control, sewage or solid or hazardous waste disposal facilities, or similarly qualified facilities;

                 (x)      Liens existing as of March 31, 1995 and as set out in
         Schedule II; and

                 (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing sub-paragraphs (i) to (x), inclusive, or of any Indebtedness secured thereby; provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements on such property) and shall secure no larger amount of Indebtedness than that existing at the time of such extension, renewal or replacement.

                 (b)      Notwithstanding the foregoing provisions of this
Section 5.02, the Company and any one or more Restricted Subsidiaries may incur Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time") the aggregate amount of such Indebtedness plus all other Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under sub-paragraphs (i) through (xi) above), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by paragraphs (a) and (b) of Section 5.03 entered into after the date of this Agreement and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with paragraph (d) of Section 5.03), does not exceed 10% of Consolidated Net Tangible Assets.

                  SECTION 5.03. Sale and Leaseback Transactions. The Company shall not itself, and shall not permit any Restricted Subsidiary to, enter into any arrangements after the date of this Agreement with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or any such Restricted Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary, more than 180 days after the completion of construction and commencement of full operation thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein called a "Sale and Leaseback Transaction") unless:

                 (a) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to sub-paragraphs (i) through (xi) of paragraph (a) of Section 5.02, without equally and ratably securing all sums payable at that time or thereafter under this Agreement, to incur Indebtedness secured by a Lien on such Principal Property; or

                 (b) such Sale and Leaseback Transaction relates to a landfill or other waste disposal site (excluding any plant or similar facility located thereon) owned by the Company or such Restricted Subsidiary or which the Company or such Restricted Subsidiary has the right to use; or

                 (c) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of this Agreement (other than such Sale and Leaseback Transactions as are permitted by paragraphs (a) and (b) of this
         Section 5.03(less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with paragraph (d) of thisSection 5.03)), plus the aggregate principal amount of Indebtedness secured by Liens on Principal Properties then outstanding

         (excluding any such Indebtedness secured by Liens covered in sub-paragraphs (i) through (xi) of paragraph (a) of Section 5.02) which do not equally and ratably secure such sums, would not exceed 10% of Consolidated Net Tangible Assets; or

                 (d) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by the board of directors of the Company) to the repayment or prepayment of Loans or to the retirement of other Indebtedness of the Company (other than Indebtedness subordinated to the obligations of the Company under this Agreement) or Debt of a Restricted Subsidiary, having a stated maturity more than twelve (12) months from the date of such application or which is extendible at the option of the obligor thereon to a date more than twelve (12) months from the date of such application, provided that the amount to be so applied shall be reduced by the principal amount of any such Indebtedness of the Company or a Restricted Subsidiary voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this sub-paragraph (d) may be affected by payment at maturity.

                 Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Indebtedness resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder if the lessee's obligation is included in Attributable Debt.

                  SECTION 5.04. Disposals. The Company will not, and will ensure that its Subsidiaries will not (whether by a single transaction or a number of related transactions and whether at one time or over a period of time) sell or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

                  SECTION 5.05. Merger and Consolidation. No Borrower shall merge into or consolidate with any Person and no Borrower shall permit any Person to merge into or consolidate with such Borrower unless:

                 (a) in case a Borrower shall merge into or consolidate with another corporation, the corporation formed by such consolidation or into which such Borrower is merged or consolidated shall be a corporation organized and existing under the laws of the jurisdiction of such Borrower, or under the laws of the United States of America, any state thereof or the District of Columbia and, if such Borrower is not the survivor, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Majority Banks the due and punctual payment of all sums payable at that time or thereafter under this Agreement and the performance of every covenant of such Borrower contained in this Agreement to be performed or observed; and

                 (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Borrower or a Subsidiary as a result of such transaction as having been incurred by such Borrower or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

provided, however, that the undertaking of the Banks to make Loans to the Company shall not inure to the benefit of any successor or assign of the Company, including any successor or assign by merger or consolidation, unless the Company is the surviving entity.

                  SECTION 5.06. Financial Covenants. The Company shall not permit Consolidated Net Worth (i) at any time during the fiscal year ending September 30, 1995 to be less than $1,500,000,000 and (ii) at any time during each fiscal year thereafter to be less than an amount equal to the sum of (A) the amount of Consolidated Net Worth required under this Section 5.06 for the immediately preceding fiscal year plus (B) 20% of Consolidated Net Income for such immediately preceding fiscal year; provided, however, if Consolidated Net Income in any such preceding fiscal year is less than zero, the amount to be aggregated for such fiscal year shall be zero.

                  SECTION 5.07. Financial Statements and Other Information. The Company shall maintain a system of accounting in accordance with generally accepted accounting principles and practices and will furnish to the Administrative Agent (with a sufficient number of copies for each Bank):

                 (a) as soon as available, and in any case within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company as of the close of such fiscal year, and the related consolidated statement of operations, common stockholders' equity and cash flows (or such other related statements as the Company shall prepare in accordance with generally accepted accounting principles and practices) for the Company for such year, setting forth, in comparative form, the corresponding figures from the preceding fiscal year, examined by independent public accountants selected by the Company;

                 (b) as soon as available, and in any case within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company as of the end of such quarter, the related consolidated statement of operations for the Company for such fiscal quarter and for the fiscal year to date, and the consolidated statement of cash flows (or such other related statements as the Company shall prepare in accordance with generally accepted accounting principles and practices) for the Company for the fiscal year to date;

                 (c) at the time of each delivery of a balance sheet pursuant to the foregoing paragraphs (a) and (b), a certificate of an authorized Financial Officer of the Company stating that no Default or Event of Default shall have occurred and be continuing, and setting forth computations in reasonable detail showing, as at the date of such balance sheet, whether or not there was compliance with the financial covenant contained in Section 5.06;

                 (d) promptly after their becoming available, (i) copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally; and (ii) copies of all registration statements (other than registration statements on Form S-8 or any successor form) and regular and periodic reports (other than reports on Form 11-K or any successor form), if any, which the Company shall have filed with the Securities and Exchange Commission or any governmental agency or agencies substituted therefor, or any similar or corresponding governmental department, commission, board, bureau or agency, federal, state or foreign, or (except for routine listing applications) with any national securities exchange, provided that these obligations do not extend to documents filed and not available for public inspection;

                 (e) promptly after a Financial Officer becomes aware thereof, each change in the rating given by either S&P, Moody's or Duff and Phelps to any of the Company's Senior Funded Debt;

                 (f) prior to announcing that any Borrower will use the proceeds of any Borrowing to acquire or attempt to acquire any Person in a Hostile Acquisition, a notice thereof together with the identity of such Person; and

                 (g) such other information relating to the performance of the provisions of this Agreement by any Borrower or to the business and financial position of any Borrower or any of its Subsidiaries as the Administrative Agent or any Bank (through the Administrative Agent) may from time to time reasonably request, including information concerning material legal proceedings and such legal opinions and/or other documents relevant in the context of or relating to this Agreement as the Administrative Agent may reasonably request.

                  SECTION 5.08. Payment of Taxes. Each Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any material property of such Borrower or such Subsidiary not permitted by Section 5.02(a)(i), provided that neither any Borrower nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and in respect of which such Borrower has provided adequate reserves on its books.

                  SECTION 5.09. Insurance. To the extent such insurance shall be available on commercially reasonable terms, each Borrower shall, and shall cause its Subsidiaries to, keep adequately insured by financially sound and reputable insurers, or by way of adequate self- insurance, all risks of loss of a character usually insured by corporations of comparable size and financial strength and with comparable risks.

                  SECTION 5.10. Maintenance of Existence. (a) Each Borrower will preserve and maintain its corporate existence in good standing; provided, however, that nothing herein shall prevent any merger or consolidation permitted by Section 5.05;

                 (b) The Company will cause each of its Subsidiaries (other than the Borrowing Subsidiaries) to preserve and maintain its corporate existence in good standing, if the failure to do so could have a Material Adverse Effect; and

                 (c) Each Borrower will and will cause each of its Subsidiaries to qualify and remain qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which transaction of its business is such that failure to qualify has or could have a Material Adverse Effect.

                  SECTION 5.11. Compliance with Applicable Laws. Each Borrower will comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority of the United States of America and such other state, local and other national jurisdictions to which such Borrower or any such Subsidiary may be subject, a breach of which has or could have a Material Adverse Effect. Without prejudice to the generality of the foregoing sentence, no Borrower will apply the proceeds of any Loan in such a way that would result in the violation by such Borrower or any Bank of the provisions of Regulation U, T, G or X.

                  SECTION 5.12. Notices of Default. Each Borrower will furnish to the Administrative Agent, immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action such Borrower is taking or proposes to take with respect thereto.

                  SECTION 5.13. Inspection. Each Borrower shall permit an authorized representative or representatives of any Agent or any of the Banks to visit and inspect at all reasonable times, at the risk and expense of the inspecting party, any of the properties of such Borrower or its Subsidiaries, including its books, and to make extracts therefrom (subject to any confidentiality agreements, copyright laws and similar requirements) and to discuss the affairs, finances, and accounts of such Borrower or its Subsidiaries with its officers and employees.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Company or any Borrowing Subsidiary shall fail to pay (i) any installment of principal of any Note on the date on which such payment is due or (ii) any payment of interest on any such Note or any other amount due hereunder within three Business Days after notice of such non-payment has been given to the Company by the Administrative Agent; or

                 (b) Any representation or warranty made by or on behalf of any of the Borrowers herein or in any document, certificate or financial statement delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made and the same remains incorrect for a period of 30 days after the earlier of written notice thereof shall have been given to the Company by the Administrative Agent or any Bank or discovery thereof by the senior financial officer or senior operating officer of such Borrower; or

                 (c) Any Borrower shall fail to perform or observe any covenant contained in Section 5.04, 5.05, 5.06or 5.10(a) of this Agreement; or

                 (d) Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 30 calendar days after the earlier of written notice of such failure shall have been given to the Company by the Administrative Agent or any Bank or discovery of such failure by the senior financial officer or senior operating officer of such Borrower; or

                 (e) The Company or any of its Subsidiaries shall (i) default in the payment of any Indebtedness (excluding Indebtedness evidenced by the Notes) of the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due whether by acceleration or otherwise beyond any period of grace provided with respect thereto or (ii) default in the performance or observance of any other term or condition with respect to such other Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or any such Indebtedness shall be declared due and payable or is required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice or a voluntary prepayment) prior to the stated maturity thereof, if in the case of any defaults described in clauses (i) and (ii) of this
         Section 6.01(e), the aggregate principal amount of all such Indebtedness for which all such defaults shall have occurred and be continuing exceeds $50,000,000; provided, however, a default for purposes of this Section 6.01(e) shall not be deemed to exist by reason of the acceleration of the maturity of any such obligation to a Bank or an affiliate (within the meaning of Regulation U) of a Bank solely by reason of a default in the performance of a term or condition in any agreement or instrument under or by which such obligation is created, evidenced or secured, which term and condition restricts the right of the Company or any other Person to sell, pledge or otherwise dispose of any margin stock (within the meaning of Regulation U) held by the Company or such other Person; or

                 (f) Any Borrower or any Principal Subsidiary shall admit in writing its inability to pay, or generally shall not be paying, its debts as such debts become due; or

                 (g) Any Borrower or any Principal Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                 (h) A proceeding or case shall be commenced, without the application or consent of any Borrower or any Principal Subsidiary in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower or such Principal Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of such Borrower or such Principal Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustments of debts, and such proceeding or case shall continue undismissed, for a period of 90 days; or an order for relief against any Borrower or any Principal Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                 (i) A final judgment or judgments for the payment of money shall be rendered by a court or courts against any Borrower or any Principal Subsidiary in excess of $50,000,000 in the aggregate for all such judgments and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within the appeal time provided by law and such Borrower or such Principal Subsidiary, as the case may be, shall not, within said period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                 (j) (i) Any finding or determination shall be made by the PBGC that any Borrower has satisfied the criteria for a distress termination with respect to a Plan under Section 4041(c) of ERISA, or
         (ii) (A) any fact or circumstance shall occur with respect to a Plan which, in the opinion of the Majority Banks, provides grounds for the commencement of any proceeding under Section 4042 of ERISA, (B) any proceeding shall be commenced with respect to a Plan under Section 4042 of ERISA, or (C) any Plan termination or any full or partial withdrawal from a Plan or Plans shall occur, which event described in subparagraph (A), (B), or (C), individually or in combination with any other such event(s), could result in liability of any Borrower or any Principal Subsidiary to the PBGC or to the Plan or Plans in the aggregate amount of $20,000,000 or more, or (iii) the actuarial present value of unfunded vested benefits under all Plans shall exceed $50,000,000;

then, (x) if any Event of Default described in Section 6.01(g) or Section 6.01(h) shall occur and be continuing, all Notes then outstanding hereunder and interest accrued thereon and all liabilities hereunder shall thereupon automatically become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to any Borrower, all of which are hereby expressly waived, the Commitments (if still in existence) shall thereupon terminate and the Banks shall be under no further obligation to make Loans hereunder, and (y) if any other Event of Default shall occur and be continuing, the Administrative Agent shall (1) if requested by the Majority Banks, by notice to the Borrower, terminate the Commitments (if still in existence) and they shall thereupon terminate, and (2) if requested by the Majority Banks, by notice to the Borrower, declare all Notes then outstanding hereunder and interest accrued thereon and all liabilities of the Borrowers thereunder to be immediately due and payable, and the same shall thereupon become and be forthwith due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to any Borrower or any other Person, all of which are hereby expressly waived by the Borrowers.

                                  ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Except as expressly provided in Section 7.06, each Bank hereby irrevocably appoints and authorizes the Documentation Agent, the Administrative Agent and the Auction Administration Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

                  SECTION 7.02. Agents' Reliance, Etc. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (including the Guaranty) or the Notes (a) with the consent or at the request of the Majority Banks or (b) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE AGENTS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 7.02 RESULTING FROM THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE). Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of each Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any Note by any other Person; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note or to inspect the property (including the books and records) of any Borrower; (v) except for its own due execution and delivery thereof (as applicable) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement (including the Guaranty) or any Note or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or with respect of this Agreement or any Note by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.





                                     VII-1

                  SECTION 7.03. Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB and Affiliates. To the extent it becomes a holder of any Note hereunder, each of Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB shall have the same rights and powers under this Agreement or any Note as any other Bank and may exercise the same as though it were not an Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB, in its individual capacity, but only to the extent it becomes a holder of a Note hereunder. Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of its Subsidiaries, all as if Bank of America, Chemical, Credit Suisse, Morgan, NationsBank and TCB were not an Agent or a Co-Agent, as the case may be, and without any duty to account therefor to the Banks.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section
4.07 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon any Agent, any Co-Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Notes.

                  SECTION 7.05. Agents' Indemnity. No Agent shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement (including the Guaranty) or the Notes unless indemnified to such Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to such Agent shall become impaired, such Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to either (i) the respective amount of their Commitments, or if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, the Guaranty or any action taken or omitted by such Agent under this Agreement, the Guaranty or the Notes (including any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS UNDER THIS SECTION 7.05, TO INDEMNIFY EACH AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM SUCH AGENT'S SOLE OR CONTRIBUTORY NEGLIGENCE.





                                     VII-2

Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement (including the Guaranty) and the Notes to the extent that such Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 7.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks, the Auction Administration Agent, the Documentation Agent and the Borrowers and may be removed as Administrative Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks (with the approval of the Company, which approval shall not be unreasonably withheld) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of a notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent (with the approval of the Company, which approval shall not be unreasonably withheld) may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the Notes by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the Notes.

                  SECTION 7.07. Successor Auction Administration Agent. The Auction Administration Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent, the Documentation Agent and the Borrowers and may be removed as Auction Administration Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks (with the approval of the Company, which consent shall not be unreasonably withheld). Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Auction Administration Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Banks, appoint a successor Auction Administration Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Auction Administration Agent hereunder





                                     VII-3
and under the Notes by a successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Auction Administration Agent, and the retiring Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Auction Administration Agent's resignation or removal as Auction Administration Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Auction Administration Agent under this Agreement and the Notes.

                  SECTION 7.08. Resignation of the Documentation Agent. The Documentation Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent and the Company and may be removed as the Documentation Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks. Upon any such resignation or removal, no new replacement Documentation Agent shall be appointed. After the Documentation Agent's resignation or removal as the Documentation Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Documentation Agent under this Agreement and the Notes.

                  SECTION 7.09. Resignation of a Co-Agent. Any Co-Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent and the Company and may be removed as a Co-Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks. Upon any such resignation or removal, no new replacement Co-Agent shall be appointed. After any Co-Agent's resignation or removal as a Co-Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Co-Agent under this Agreement and the Notes.

                  SECTION 7.10. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If any Agent receives such a notice, such Agent shall give notice thereof to the Banks and the other Agents; provided, however, if such notice is received from a Bank, the Agent receiving such notice also shall give notice thereof to the Company for itself and on behalf of the other Borrowers and the other Agent. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section
7.01 and Section 7.02.

                  SECTION 7.11. No Duty of Co-Agent. No Co-Agent shall have any duties, responsibilities or liabilities with respect to the administration or enforcement of this Agreement.





                                     VII-4

                                  ARTICLE VIII

                                    GUARANTY

                 In consideration of the premises and in order to induce the Banks to make Loans hereunder to the Borrowing Subsidiaries:

                  SECTION 8.01. Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrowing Subsidiary to pay the principal of and interest on the Notes of such Borrowing Subsidiary (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to such Borrowing Subsidiary under any chapter of the Bankruptcy Code of 1978 (11 U.S.C. Section 101 et seq.), as from time to time amended, or any similar statute in any other jurisdiction), and all other amounts from time to time payable by such Borrowing Subsidiary under this Agreement and the Notes of such Borrowing Subsidiary (such obligations with respect to the Borrowing Subsidiaries being herein called the "Guaranteed Obligations"), and agrees to pay any and all reasonable costs and expenses incurred by each Bank and the Agents in enforcing any rights under this guaranty (including the reasonable fees and expenses of outside counsel or the reasonable allocated costs of in-house counsel). This guaranty is an absolute, irrevocable, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from any Borrowing Subsidiary, or any other action, occurrence or circumstance whatsoever.

                  SECTION 8.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes of the Borrowing Subsidiaries. The Company agrees that the Guaranteed Obligations and the Notes, this Agreement and all other instruments and agreements applicable to the Company and the Borrowing Subsidiaries (the Notes, this Agreement and all such other instruments and agreements being hereinafter referred to in this Article VIII as the "Documents") may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by the Company, and that it will remain bound upon this guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as expressly provided in this Agreement, the obligations of the Company under this guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

                 (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

                 (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any of the Documents;





                                     VIII-1

                 (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Borrowing Subsidiary or other Person liable on any Guaranteed Obligations;

                 (d) any change in the corporate existence, structure or ownership of the Company, any Borrowing Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Borrowing Subsidiary or any of their respective assets;

                 (e) the existence of any claim, defense, set-off or other rights or remedies which any Borrowing Subsidiary at any time may have against the Company, or the Company or such Borrowing Subsidiary may have at any time against any Agent, any Bank, any other Borrowing Subsidiary or any other Person, whether in connection with this Agreement, the Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Borrowing Subsidiaries of the Guaranteed Obligations after the termination of the Commitments of the Banks;

                 (f) any invalidity or unenforceability for any reason of this Agreement or any other Document, or any provision of law purporting to prohibit the payment or performance by the Company or any Borrowing Subsidiary of the Guaranteed Obligations or Loan Documents, or of any other obligation to any Agent or any Bank; or

                 (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                  SECTION 8.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, any Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over any Agent, any Bank or any of their respective properties or (ii) any settlement or compromise of any such claim effected by any Agent or any Bank with any such claimant (including any Borrowing Subsidiary), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Company shall be liable to pay the Agents and the Banks, and hereby does indemnify the Agents and the Banks and hold them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by any Agent or any Bank in the defense of any claim made against it that any payment or proceeds received by any Agent or





                                     VIII-2
any Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of the Borrowing Subsidiaries by virtue of any payment, court order or any federal or state law.

                  SECTION 8.04. Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application by any Agent or any Bank of any security or of any credits or claims, the Company will not assert or exercise any rights of any Agent or any Bank or of the Company against any Borrowing Subsidiary to recover the amount of any payment made by the Company to the Agent or any Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and the Company shall not have any right of recourse to or any claim against assets or property of any Borrowing Subsidiary, until all of the obligations of the Company and the Borrowing Subsidiaries under the Documents are paid in full. If any amount shall nevertheless be paid to the Company by a Borrowing Subsidiary prior to payment in full of the obligations of the Company and such Borrowing Subsidiary under the Documents, such amount shall be held in trust for the benefit of the Agents and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of the Borrowing Subsidiaries by virtue of any payment, court order or any federal or state law.

                  SECTION 8.05. Subordination. If the Company becomes the holder of any indebtedness payable by a Borrowing Subsidiary, the Company hereby subordinates all indebtedness owing to it from such Borrowing Subsidiary to all indebtedness of such Borrowing Subsidiary to the Agents and the Banks, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until payment in full of the obligations of such Borrowing Subsidiary under this Agreement and the other Documents after the termination of the Commitments of the Banks, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Company by a Borrowing Subsidiary prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agents and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

                  SECTION 8.06. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that any Agent or any Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that any Agent or any Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against any Borrowing Subsidiary or any other Person or any collateral (it being the intention of the Agents, the Banks and the Company that this guaranty is to be a guaranty of payment and not of collection). It shall not be





                                     VIII-3
necessary for any Agent or any Bank, in order to enforce any payment by the Company hereunder, to institute suit or exhaust its rights and remedies against any Borrowing Subsidiary or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Company hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The Company hereby waives marshaling of assets and liabilities, notice by any Agent or any Bank of any indebtedness or liability to which such Bank applies or may apply any amounts received by such Bank, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. The Company expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

                  SECTION 8.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the obligations of the Company and the Borrowing Subsidiaries under this Agreement and the other Documents and all other amounts payable under this guaranty have been paid in full (after the termination of the Commitments of the Banks). All rights, remedies and powers provided in this guaranty may be exercised, and all waivers contained in this guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.





                                     VIII-4

                                   ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by any Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following; (a) waive any of the conditions specified in Section 3.01, 3.02, 3.03 or 3.04, (b) except as expressly provided in Section 2.14(f) or Section 2.15(c), reduce or increase the amount or alter the terms of the Commitments of any Bank or subject any Bank to any additional obligations, (c) reduce the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (e) change this Section 9.01 or Section 4.15 or the last sentence of Section 9.11(a) or any provisions of Article VIII, (f) release the Guaranty, or (g) change the definitions of "Applicable Differential," "Applicable Fee Percentage," "Majority Banks" or "Majority Committed Banks" contained in Section 1.01 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; provided that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Co-Agent so affected in addition to the Banks required above to take such action, affect the rights or duties of such Co- Agent under this Agreement or any Note; and provided, finally, that no amendment, waiver or consent shall, unless in writing and signed by the Auction Administration Agent in addition to the Banks required above to take such action, affect the rights or duties of the Auction Administration Agent under this Agreement or any Note.

                  SECTION 9.02. Notices, Etc. The Documentation Agent, the Administrative Agent, the Auction Administration Agent, any Bank, or the holder of any Note, giving consent or notice or making any request of any Borrower provided for hereunder, shall notify each Bank, the Documentation Agent, the Administrative Agent and the Auction Administrative Agent thereof. In the event that the holder of any Note (including any Bank) shall transfer such Note, it shall promptly so advise the Agents which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy, telegraphic, telex or cable Communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

                 (a)      If to any Borrower, to it:

                          c/o Browning-Ferris Industries, Inc.
                          757 North Eldridge
                          Houston, Texas 77079
                          Telex Number: 794-592 (Answerback BFI HOU)
                          Telecopy Number: (713) 584-8622
                          Attention: Treasurer

                 (b)      If to the Administrative Agent, to it at:
                          712 Main Street, 8 TCB-N 96
                          Houston, Texas 77002
                          Telecopy Number: (713) 216-2291
                          Attention: Syndications Department

                          with a copy to:

                          Texas Commerce Bank National Association
                          Manager, Houston Corporate Division
                          Mail Station 03 TCB-N 59
                          P. O. Box 2558
                          Houston, Texas 77251
                          Telecopy Number:  (713) 236-5880


                 (c)      If to the Documentation Agent, to it at:
                          Credit Suisse - Houston
                          1100 Louisiana, Suite 4750
                          Houston, Texas  77002
                          Telecopy Number:  (713) 751-0702
                          Attention:  Donald W. Herrick, Jr.

                          with a copy to:

                          Credit Suisse
                          Tower 49
                          12 East 49th Street
                          New York, New York  10017
                          Telecopy Number:  (212) 238-5073
                          Attention:  Syndications Department

                 (d)      If to the Auction Administration Agent, to it at:
                          277 Park Avenue, Ninth Floor
                          New York, New York  10172
                          Telecopy Number:         (212) 319-4941
                                                   (212) 319-4310
                          Attention:  Syndications Department

                 (e) If to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified in the Administrative Questionnaire of such Person, on the signature page of the Assignment and Acceptance executed by such Bank or, in the case of any party, such other address, telecopy or telex number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, telegraphed, telexed, cabled or delivered, be effective when deposited in the mails, sent by telecopier to any party to the telecopier number as set forth herein or on the signature page hereof or on the signature page of the Assignment and Acceptances (or other telecopy number designated by such party in a Communication to the other parties hereto) and receipt thereof is acknowledged by such party, delivered to the telegraph company, telexed to any party to the telex number set forth herein or on the signature page hereof or on the signature page of the Assignment and Acceptances (or other telex number designated by such party in a Communication to the other parties hereto), confirmed by telex answerback, or delivered to the cable company, respectively; provided, however, Communications to any Agent pursuant to Article II or
Article VII shall not be effective until received by such Agent.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any right hereunder (including the Guaranty) or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs, Expenses and Taxes. (a) The Company agrees to pay on demand: (i) all reasonable costs and expenses of the Agents in connection with the preparation, execution, delivery and administration of this Agreement (including the Guaranty), the Notes and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective rights and responsibilities under this Agreement (including the Guaranty) and the Notes, and any modification, supplement or waiver of any of the terms of this Agreement and (ii) all reasonable costs and expenses of each of the Banks and the Agents (including reasonable counsel fees and expenses of outside counsel or the reasonable allocated costs of in-house legal services) in connection with the enforcement of this Agreement and the Notes. In addition, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the Notes and the other documents to be delivered hereunder, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any Note. Without prejudice to the survival of any other obligations of the Company hereunder and the Notes, the obligations of the Company under this Section 9.04 shall survive the termination of this Agreement and/or the payment or assignment of the Notes.

                 (b) If, (i) due to payments made by a Borrower due to acceleration of the maturity of the Notes pursuant to Section 6.01, or due to any other reason, any Bank receives payments of principal of any Fixed Rate Loan or Eurodollar Rate Loan, other than on the last day of the Interest Period for such Advance, or (ii) on any Borrowing Date a Borrower shall fail to fulfill the applicable conditions set forth in Article III, or (iii) a Borrower shall fail to borrow hereunder after a Committed Borrowing Request pursuant to
Article II has been given or after Competitive Bids have been accepted, such Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure to borrow, as the case may be, including, without limitation, any loss, cost or expense incurred or sustained in liquidating or employing deposits or other funds acquired by any Bank to effect, fund or maintain any such Loan.

                  SECTION 9.05.   Indemnity.

                 (a) The Borrowers, jointly and severally, shall indemnify the Agents, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) this Agreement or any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Bank hereunder or breach by any Borrower of this Agreement or any other documents executed in connection with this Agreement or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrowers, jointly and severally, shall reimburse the Agents and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. Promptly after receipt by any Bank or any Agent of notice of the commencement of any investigation, litigation or proceeding in respect of which indemnity may be sought from a Borrower under this Section 9.05, such Bank or such Agent will notify the Company and such Borrower in writing of the commencement thereof. Subject to the provisions hereinafter stated, the Borrowers shall be entitled to participate in, and may, if they so elect, upon delivery to each of the Banks of a written undertaking by the Borrowers in form and substance acceptable to the Administrative Agent that the Borrowers will not contest the rights of the Bank or such Agent to indemnification in connection with such investigation, litigation or proceeding, maintain or assume the defense of any such investigation, litigation or proceeding (including the employment of counsel, who shall be counsel satisfactory to each such Bank or such Agent involved therein, whether or not as a party), and the payment of expenses thereof. If the defense of such investigation, litigation or proceeding is assumed by one or more Borrowers, each of such Banks or such Agent shall have the right to employ separate counsel and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Borrowers unless the employment of such counsel has been specifically authorized in writing by the Borrowers. Notwithstanding the foregoing, the Administrative Agent shall at any time have the right to employ counsel to represent such Banks and the Agents in any such investigation, litigation or proceeding if, in the reasonable judgment of the Administrative Agent, such is advisable, in which event the fees and expenses of such separate counsel shall be borne by the Borrowers, it being understood, however, that the Borrowers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties. No Borrower shall be liable to indemnify any Person for any settlement of such action effected without such Borrower's consent.

                 (B) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other obligations of the Company hereunder and the Notes, the obligations of the Company under this Section 9.05 shall survive the termination of this Agreement and/or the payment or assignment of the Notes.

                  SECTION 9.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any branch, subsidiary or Affiliate of such Bank to or for the credit or the account of the Company or any other Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank or the Administrative Agent shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify such Borrower after any such setoff and application made by such Bank or any branch, subsidiary or Affiliate of such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

                  SECTION 9.07. Governing Law. This Agreement, all Notes and all other documents executed in connection herewith (including the Administrative Agent's Letter and the Auction Administration Agent's Letter), shall be deemed to be contracts and agreements executed by the parties hereto under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said state and the of the United States. Without limitation of the foregoing, nothing in this Agreement or in the Notes shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agents, the Banks and the Borrowers further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, the Administrative Agent may from time to time by notice from the Administrative Agent to the Borrowers revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement or any Note.

                  SECTION 9.08. Usury Not Intended. The Borrowers and the Banks intend to strictly comply with all applicable laws, including Applicable Laws. Accordingly, the provisions of this Section 9.08 shall govern and control over every other provision of this Agreement, of any Note or the Administrative Agent's Letter or the Auction Administration Agent's Letter, whenever executed, which conflicts or is inconsistent with this Section 9.08, even if such provision declares that it controls (unless such provision expressly identifies and refers to this Section 9.08 and specifically states that it will control over this Section 9.08). As used in this Section 9.08, the term "interest" includes the aggregate of all charges which constitute interest under Applicable Laws, provided that, to the maximum extent permitted by Applicable Laws, (a) any non-principal payment shall be characterized as an expense or fee or something other than compensation for the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Borrowings.
In no event shall the Company or any other Person be obligated to pay, or any Bank have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under Applicable Laws, or (b) total interest in excess of the amount which such Bank could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Borrowings at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or under any Note or other related document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate (or, at any time no Highest Lawful Rate shall exist, at the Agreed Maximum Rate) for that day, and shall remain fixed at the Highest Lawful Rate (or at any time no Highest Lawful Rate shall exist, at the Agreed Maximum
Rate) for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement, the Notes or any other related document which directly or indirectly relate to interest shall ever be construed without reference to this Section 9.08 or construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan is shortened by reason of acceleration of maturity as a result of any Default or other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Bank at any time (including but not limited to the stated maturity of any Borrowing) is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to a Bank, it shall be credited pro tanto against the then-outstanding principal balance of the Company's obligations to such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

                  SECTION 9.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, subject, however, to Section 9.11 and the proviso contained in Section 5.05.

                  SECTION 9.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Administrative Agent, the Co-Agents and the Auction Administrative Agent and when the Administrative Agent shall have been notified by each of the other parties hereto that such other party has executed it and (subject to Section 9.11) thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Bank and their respective successors and assigns.

                  SECTION 9.11.   Successors and Assigns; Participations.

                 (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except as expressly provided in Section 5.05, no Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

                 (b) Each Bank may without the consent of any Borrower, with respect to such Bank's Commitment and the Loans owing to it and the Note or Notes held by it, sell participations to one or more banks or other entities (including any Bank or any Affiliate of any Bank) in all or a portion of its rights and obligations under this Agreement; provided, however, that (i) the selling Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.04, but only to the extent that such protection would have been available to the selling Bank, calculated as if no such participations had been sold and (iv) the Borrowers, the Agents and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement; provided, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement; and further provided, however, the selling Bank may grant a participant rights consistent with this Agreement with respect to (x) amendments, modifications or waivers with respect to any fees payable hereunder (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (y) amendments, modifications or waivers to, or release of, the Guaranty.

                 (c) With the prior written consent of the Company (which consent shall not be unreasonably withheld), a Bank may assign to one or more Eligible Assignees, and without the consent of the Company, a Bank may assign to an Affiliate of such Bank or to another Bank, all or a portion of its interests, rights, and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and, in the event such Bank is assigning less than all of its interests, rights and obligations under this Agreement (unless the Company shall otherwise agree) shall be not less than $25,000,000 of such Bank's Commitment hereunder and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form of Exhibit 9.11 hereto (an "Assignment and Acceptance"), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $2,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                 (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Section 4.07 or Section 5.07 and such other documents and information as it has deemed appropriate and made its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agents, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Administrative Agent and the Auction Administration Agent, respectively, to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement as are delegated to each such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

                 (e) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank, or the Co-Agents or the Auction Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with the Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit 9.11 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks, the Co-Agents, the Auction Administration Agent and the Borrowers. Within five Business Days after receipt of such notice, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Commitment Note payable to the order of such Eligible Assignee in an amount equal to the portion of the Total Commitment assumed by it pursuant to such Assignment and Acceptance and/or a new Competitive Note to the order of such Eligible Assignee in an amount equal to the Total Commitment and, if the assigning Bank has retained any portion of the Total Commitment hereunder, a new Commitment Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 1.01-B-1 or Exhibit 1.01-B-2 as applicable, hereto. Cancelled Notes shall be returned to the Borrower that is the signatory thereto.

                 (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received from such Bank.

                 (h) Anything in this Section 9.11 to the contrary notwithstanding, any Bank may at any time, without the consent of the Borrowers, or any Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                 (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 9.11 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

                  SECTION 9.12. Appointment of Company as Agent for the Other Borrowers. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement, and hereby agrees that it shall be bound by any such notice or action given or taken by the Company hereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein shall have theretofore been terminated.

                  SECTION 9.13. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                  SECTION 9.14. Retiring Bank. (a) Each of the parties to the 1992 Agreement is either a Bank or a Retiring Bank.

                  (b) The Retiring Banks are executing this Agreement solely for the purpose of consenting to the amendment and restatement of the 1992 Agreement. Upon the effectiveness of this Agreement, no Retiring Bank shall have any commitment or obligation to the Company under the 1992 Agreement, and neither the Company nor any other Borrower shall have any obligation to any Retiring Bank under the 1992 Agreement or this Agreement.

                 SECTION 9.15. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE ADMINISTRATIVE AGENT'S LETTER AND THE AUCTION ADMINISTRATION AGENT'S LETTER MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 811 DALLAS AVENUE, HOUSTON, TEXAS 77002, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH BORROWING SUBSIDIARY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN HOUSTON, TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH BORROWING SUBSIDIARY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 9.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

                 (B) TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES. EACH

BORROWER HEREBY AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION 9.15 SHALL HAVE THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

                  SECTION 9.16. Judgment. The obligations of the Borrowers hereunder and under the Notes due to any party hereto shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to such Borrower such excess.

                  SECTION 9.17. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Notes, the Administrative Agent's Letter and the Auction Administration Agent's Letter, together with all other documents, instruments or agreements executed and delivered in connection herewith and therewith embody the entire agreement and understanding among the parties hereto relating to the subject matter hereof and thereof and supersede all prior proposals, agreements and understandings relating to such subject matter.

                  SECTION 9.18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 9.19. FINAL AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTES, THE ADMINISTRATIVE AGENT'S LETTER AND THE AUCTION ADMINISTRATION AGENT'S LETTER CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officer thereunto duly authorized, as of the date first above written.

                                        BROWNING-FERRIS INDUSTRIES, INC.


                                        By:     /s/ Jeffrey E. Curtiss
                                                -------------------------------
                                        Name:    Jeffrey E. Curtiss
                                        Title:   Senior Vice President

                                        Documentation Agent
                                        -------------------

                                        CREDIT SUISSE,  AS DOCUMENTATION AGENT



                                        By: /s/ Heather J. Rieckenberg
                                            -----------------------------------
                                        Name:   Heather J. Rieckenbert
                                        Title:  Associate


                                        By: /s/ Matt Mober
                                            -----------------------------------
                                        Name:   Matt Mober
                                        Title:  Associate

                                        Administrative Agent
                                        --------------------

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION,  AS ADMINISTRATIVE AGENT



                                        By: /s/ Jay A. Schwartz
                                            -----------------------------------
                                        Name: Jay A. Schwartz
                                        Title: Vice President

                                        Auction Administration Agent
                                        ----------------------------

                                        CHEMICAL BANK, AS AUCTION ADMINISTRATION
                                        AGENT



                                        By: /s/ Janet M. Belden
                                            ------------------------------------
                                        Name: Janet M. Belden
                                        Title: Vice President

                                        Co-Agent
                                        --------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, AS CO-AGENT



                                        By: /s/ Melinda H. Nickens
                                            ------------------------------------
                                        Name: Melinda H. Nickens
                                        Title: Vice President

                                        Co-Agent
                                        --------

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, AS CO-AGENT



                                        By: /s/ Stephen B. King
                                            ------------------------------------
                                        Name: Stephen B. King
                                        Title: Vice President

                                        Co-Agent
                                        --------

                                        NATIONSBANK OF TEXAS, N.A.,
                                        AS CO-AGENT



                                        By: /s/ Neill P. Davis
                                            ------------------------------------
                                        Name: Neill P. Davis
                                        Title: Senior Vice President

                                        Lead Managers
                                        -------------

                                        ABN AMRO BANK N.V., HOUSTON AGENCY

                                        BANQUE NATIONALE DE PARIS
                                        HOUSTON AGENCY

                                        CITICORP USA, INC.

                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH

                                        DEUTSCHE BANK AG NEW YORK BRANCH
                                        AND CAYMAN ISLAND BRANCH

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        THE FUJI BANK, LIMITED

                                        NATIONAL WESTMINSTER BANK PLC

                                        SOCIETE GENERALE SOUTHWEST
                                        AGENCY

                                        UNION BANK OF SWITZERLAND,
                                        HOUSTON AGENCY

                                        Continuing Banks
                                        ----------------

                                        ABN AMRO BANK, N.V., HOUSTON
                                                 AGENCY



                                        By: /s/ Michael N. Oakes
                                            ------------------------------------
                                        Name: Michael N. Oakes
                                        Title: Vice President



                                        By: /s/ Kenneth S. Womack
                                            ------------------------------------
                                        Name: Kenneth S. Womack
                                        Title: Assistant Vice President
                                        Three Riverway, Suite 1700
                                        Houston, Texas  77056

                                        Telecopy No.:  (713) 629-7533
                                        Telex No.:  064-170786

                                        Domestic Lending Office
                                        -----------------------
                                        ABN AMRO Bank, N.V., Houston Agency
                                        Three Riverway, Suite 1700
                                        Houston, Texas  77056
                                        Attn:  Ms. Belinda Rowell

                                        Eurodollar Lending Office
                                        -------------------------
                                        ABN AMRO Bank, N.V., Houston Agency
                                        Three Riverway, Suite 1700
                                        Houston, Texas  77056
                                        Attn:  Ms. Belinda Rowell

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION



                                        By: /s/ Melinda H. Nickens
                                            ------------------------------------
                                        Name:    Melinda H. Nickens
                                        Title:   Vice President
                                        333 Clay Street, Suite 4550
                                        Houston, Texas  77002

                                        Telecopy No.:  (713) 651-4841
                                        Telex No.:  67652 BANK MER SFO

                                        Domestic Lending Office
                                        -----------------------
                                        Bank of America National Trust and
                                          Savings
                                        Association
                                        1850 Gateway Boulevard
                                        Concord, California 94520
                                        Attn:    Linda Allen
                                        (213) 345-6340

                                        Eurodollar Lending Office
                                        -------------------------
                                        Bank of America National Trust and
                                          Savings
                                        Association
                                        1850 Gateway Boulevard
                                        Concord, California 94520
                                        Attn:    Linda Allen
                                        (213) 345-6340

                                        Commitment: $52,000,000

                                                Continuing Banks
                                                ----------------

                                        BANQUE NATIONALE DE PARIS HOUSTON AGENCY


                                        By: /s/ John L. Stacy
                                            ------------------------------------
                                        Name: John L. Stacy
                                        Title: Vice President
                                        333 Clay Street, Suite 3400
                                        Houston, Texas  77002

                                        Telecopy No.: (713) 659-1414
                                        Telex No.:  166085 BNPHTX

                                        Domestic Lending Offic
                                        ----------------------
                                        333 Clay Street, Suite 3400
                                        Houston, Texas  77002

                                        Eurodollar Lending Office
                                        -------------------------
                                        333 Clay Street, Suite 3400
                                        Houston, Texas  77002

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        THE CHASE MANHATTAN BANK, N.A.



                                        By: /s/ Dawn Lee Lum
                                            ------------------------------------
                                        Name: Dawn Lee Lum
                                        Title: Vice President
                                        1 Chase Manhattan Plaza, 3rd Floor
                                        New York, New York  10081

                                        Telecopy No.:  (212) 552-5189
                                        Telex No.:  125563

                                        Domestic Lending Office
                                        -----------------------
                                        1 Chase Manhattan Plaza, 3rd Floor
                                        New York, New York  10081

                                        Eurodollar Lending Office
                                        -------------------------
                                        1 Chase Manhattan Plaza, 3rd Floor
                                        New York, New York  10081

                                        Commitment: $18,000,000

                                                Continuing Banks
                                                ----------------

                                                CIBC, INC.



                                        By: /s/ Gary C. Gaskill
                                            ------------------------------------
                                        Name: Gary C. Gaskill
                                        Title: Vice President
                                        Two Paces West
                                        2727 Paces Ferry Road, Suite 1200
                                        Atlanta, Georgia 30339

                                        Telecopy No.:  (404) 319-4950
                                        Telex No.:  N/A

                                        Domestic Lending Offic
                                        ----------------------
                                        Two Paces West
                                        2727 Paces Ferry Road, Suite 1200
                                        Atlanta, Georgia 30339

                                        Eurodollar Lending Office
                                        -------------------------
                                        Two Paces West
                                        2727 Paces Ferry Road, Suite 1200
                                        Atlanta, Georgia 30339

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        CITICORP USA, INC.



                                        By: /s/ Barbara A. Cohen
                                            ------------------------------------
                                        Name: Barbara A. Cohen
                                        Title: Vice President
                                        399 Park Avenue, 12th Floor, Zone 21
                                        New York, New York  10043

                                        Telecopy No.:  (212) 793-3824
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        1 Court Square, 7th Floor
                                        Long Island City, New York  11120

                                        Eurodollar Lending Office
                                        -------------------------
                                        1 Court Square, 7th Floor
                                        Long Island City, New York  11120

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        COMERICA BANK



                                        By: /s/ Bradley Terryn
                                            ------------------------------------
                                        Name:    Bradley Terryn
                                        Title:   Vice President
                                        500 Woodward Avenue
                                        Detroit, Michigan  48226

                                        Telecopy No.:  (313) 222-3330
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        500 Woodward Avenue
                                        Detroit, Michigan  48226

                                        Eurodollar Lending Office
                                        -------------------------
                                        500 Woodward Avenue
                                        Detroit, Michigan  48226

                                        Commitment: $18,000,000

                                        Continuing Banks
                                        ----------------

                                        CREDIT LYONNAIS
                                        CAYMAN ISLAND BRANCH



                                        By: /s/ Robert Ivosevich
                                            ------------------------------------
                                        Name: Robert Ivosevich
                                        Title: Authorized Signature
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Telecopy No.:  (713) 751-0307
                                        Telex No.:  6868674 CL HOU UW

                                        Domestic Lending Office
                                        -----------------------
                                        Credit Lyonnais Cayman Island Branch
                                        c/o Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Eurodollar Lending Office
                                        -------------------------
                                        Credit Lyonnais Cayman Island Branch
                                        c/o Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        Commitment: $40,000,000


                                        With notices to:

                                        Credit Lyonnais
                                        Dallas Representative Office
                                        Lincoln Plaza
                                        500 North Akard
                                        Suite 3210
                                        Dallas, Texas 75201

                                        Continuing Banks
                                        ----------------

                                        CREDIT SUISSE



                                        By: /s/ David J. Worthington
                                            ------------------------------------
                                        Name: David J. Worthington
                                        Title: Member of Senior Management



                                        By: /s/ Maria N. Gaspara
                                            ------------------------------------
                                        Name: Maria N. Gaspara
                                        Title: Associate
                                        12 East 49th Street
                                        New York, New York 10017

                                        Telecopy No.:  (212) 238-5245
                                        Telex No.:  420-149
                                        Attn:  Credit Administration

                                        Domestic Lending Office
                                        -----------------------
                                        12 East 49th Street
                                        New York, New York 10017

                                        Eurodollar Lending Office
                                        -------------------------
                                        12 East 49th Street
                                        New York, New York 10017

                                        Commitment: $52,000,000

                                        With copies to:

                                        Credit Suisse
                                        Attn:  Ann F. Lopez
                                        1100 Louisiana, Suite 4750
                                        Houston, Texas 77002

                                        Continuing Banks
                                        ----------------

                                        DEUTSCHE BANK AG NEW YORK BRANCH
                                        AND CAYMAN ISLAND BRANCH



                                        By: /s/ Jean M. Hannigan
                                            ------------------------------------
                                        Name: Jean M. Hannigan
                                        Title: Assistant Vice President



                                        By: /s/ John Augsburger
                                            ------------------------------------
                                        Name: John Augsburger
                                        Title: Vice President
                                        31 W. 52nd Street
                                        New York, New York  10019

                                        Telecopy No.:  (212) 474-8212
                                        Telex No.:  AT&T 429166

                                        Domestic Lending Office
                                        -----------------------
                                        New York Branch
                                        31 W. 52nd Street
                                        New York, New York  10019

                                        Eurodollar Lending Office
                                        -------------------------
                                        Cayman Islands Branch
                                        c/o New York Branch
                                        31 W. 52nd Street
                                        New York, New York  10019

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        FIRST INTERSTATE BANK OF TEXAS, N.A.



                                        By: /s/ Kari K. Smith
                                            ------------------------------------
                                        Name: Kari K. Smith
                                        Title: Vice President
                                        1000 Louisiana, 3rd Floor
                                        Houston, Texas  77002

                                        Telecopy No.:  (713) 250-7029
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        1000 Louisiana, 3rd Floor
                                        Houston, Texas  77002

                                        Eurodollar Lending Office
                                        -------------------------
                                        1000 Louisiana, 3rd Floor
                                        Houston, Texas  77002

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By: /s/ Ted Wozniak
                                            ------------------------------------
                                        Name: Ted Wozniak
                                        Title: Managing Director
                                        One First National Plaza, Suite 0374
                                        Chicago, Illinois 60670-0374

                                        Telecopy No.:  (312) 732-3885
                                        Telex No.:  4330253 FNBCUI

                                        Domestic Lending Office
                                        -----------------------
                                        One First National Plaza, Suite 0374
                                        Chicago, Illinois 60670-0374

                                        Eurodollar Lending Office
                                        -------------------------
                                        One First National Plaza, Suite 0374
                                        Chicago, Illinois 60670-0374

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        THE FUJI BANK, LIMITED



                                        By: /s/ David Kelley
                                            ------------------------------------
                                        Name: David Kelley
                                        Title:   Vice President & Sr. Manager
                                        One Houston Center
                                        1221 McKinney Street, Suite 4100
                                        Houston, Texas  77010

                                        Telecopy No.:  (713) 759-0048
                                        Telex No.:  790-026 FUJI BANK HOU

                                        Domestic Lending Office
                                        -----------------------
                                        One Houston Center
                                        1221 McKinney Street, Suite 4100
                                        Houston, Texas  77010

                                        Eurodollar Lending Office
                                        -------------------------
                                        One Houston Center
                                        1221 McKinney Street, Suite 4100
                                        Houston, Texas  77010

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY



                                        By: /s/ J. Kenneth Biegen
                                            ------------------------------------
                                        Name: J. Kenneth Biegen
                                        Title:   Senior Vice President
                                        245 Park Avenue, 23rd Floor
                                        New York, New York  10167-0037

                                        Telecopy No.:  (212) 557-3581
                                        Telex No.:  175597 IBJTC

                                        Domestic Lending Office
                                        -----------------------
                                        245 Park Avenue, 23rd Floor
                                        New York, New York  10167-0037

                                        Eurodollar Lending Office
                                        -------------------------
                                        245 Park Avenue, 23rd Floor
                                        New York, New York  10167-0037

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        ISTITUTO BANCARIO SAN PAOLO DI
                                        TORINO S.P.A.



                                        By: /s/ Robert S. Wurster
                                            ------------------------------------
                                        Name:    Robert S. Wurster
                                        Title:   First Vice President



                                        By: /s/ William J. De Angelo
                                            ------------------------------------
                                        Name: William J. De Angelo
                                        Title:   First Vice President
                                        245 Park Avenue, 35th Floor
                                        New York, New York  10167

                                        Telecopy No.: (212) 599-5303
                                        Telex No.:  220045

                                        Domestic Lending Office
                                        -----------------------
                                        245 Park Avenue, 35th Floor
                                        New York, New York  10167

                                        Eurodollar Lending Office
                                        -------------------------
                                        245 Park Avenue, 35th Floor
                                        New York, New York  10167

                                        Commitment: $18,000,000

                                        Continuing Banks
                                        ----------------

                                        MELLON BANK, N.A.



                                        By: /s/ A. Gary Chace
                                            ------------------------------------
                                        Name: A. Gary Chace
                                        Title:   Vice President
                                        One Mellon Bank Center, #4425
                                        Pittsburgh, PA 15258

                                        Telecopy No.:  (412) 234-6375
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        Three Mellon Bank Center, Room 2303
                                        Pittsburgh, PA 15259-0003
                                        Attn:  Cathy Fisher

                                        Eurodollar Lending Office
                                        -------------------------
                                        Three Mellon Bank Center, Room 2303
                                        Pittsburgh, PA 15259-0003
                                        Attn:  Cathy Fisher

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK



                                        By: /s/ Stephen B. King
                                            ------------------------------------
                                        Name:    Stephen B. King
                                        Title:   Vice President
                                        60 Wall Street, 22nd Floor
                                        New York, New York  10260-0060

                                        Telecopy No.:  (212) 648-5336
                                        Telex No.:       177615 MGT UT  or
                                                         620106 MGT UW

                                        Domestic Lending Office
                                        -----------------------
                                        500 Stanton Christiana Road
                                        Newark, Delaware 19713
                                        Attn:  Multi-Option Unit -
                                               Loan Department
                                        Telephone No:  (302) 634-1800
                                        Telecopy No.:     (302) 634-1094
                                        Telex No.:       177425MBDEL UT

                                        Eurodollar Lending Office
                                        -------------------------
                                        Nassau, Bahamas Office
                                        c/o J. P. Morgan Services Inc.
                                        Euro-Loan Servicing Unit
                                        500 Stanton Christiana Road
                                        Newark, Delaware 19713
                                        Telephone No:  (302) 634-1800
                                        Telecopy No.:    (302) 634-1094
                                        Telex No.:       177425 MBDEL UT

                                        Commitment: $52,000,000

                                        Continuing Banks
                                        ----------------

                                        NATIONSBANK OF TEXAS, N.A.



                                        By: /s/ Neill P. Davis
                                            ------------------------------------
                                        Name: Neill P. Davis
                                        Title:   Senior Vice President
                                        700 Louisiana, 8th Floor
                                        Houston, Texas  77002

                                        Telecopy No.:  (713) 247-6719
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        NationsBank of Texas, N.A.
                                        Attn:  Rhonda Howell (67th Floor)
                                        901 Main Street
                                        Dallas, Texas 75202
                                        Telecopy:  (214) 508-0944

                                        Eurodollar Lending Office
                                        -------------------------
                                        NationsBank of Texas, N.A.
                                        Attn:  Rhonda Howell (67th Floor)
                                        901 Main Street
                                        Dallas, Texas 75202
                                        Telecopy:  (214) 508-0944

                                        Commitment: $52,000,000

                                        Continuing Banks
                                        ----------------

                                        NATIONAL WESTMINSTER BANK PLC



                                        By: /s/ Stephen R. Parker
                                            ------------------------------------
                                        Name:    Stephen R. Parker
                                        Title:   Vice President, New York Branch



                                        By: /s/ Stephen R. Parker
                                            ------------------------------------
                                        Name:    Stephen R. Parker
                                        Title:   Vice President, Nassau Branch
                                        175 Water Street
                                        New York, New York 10038

                                        Telecopy No.:  (212) 602-4118
                                        Telex No.:  N/A

                                        Domestic Lending Office
                                        -----------------------
                                        Manager and Vice President
                                        New York Branch
                                        175 Water Street
                                        New York, New York 10038
                                        Telecopy No.:  (212) 602-4118

                                        Eurodollar Lending Office
                                        -------------------------
                                        Manager and Vice President
                                        Nassau Branch
                                        175 Water Street
                                        New York, New York 10038
                                        Telecopy No.:  (212) 602-4118

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        SOCIETE GENERALE,
                                        SOUTHWEST AGENCY



                                        By: /s/ Thierry Namuroy
                                            ------------------------------------
                                        Name:    Thierry Namuroy
                                        Title:   Vice President
                                        2001 Ross Avenue, Suite 4800
                                        Dallas, Texas 75201

                                        Telecopy No.:  (214) 754-0171
                                        Telex No.:  TRT 170494/SOCGEN

                                        Domestic Lending Office
                                        -----------------------
                                        2001 Ross Avenue, Suite 4800
                                        Dallas, Texas 75201

                                        Eurodollar Lending Office
                                        -------------------------
                                        2001 Ross Avenue, Suite 4800
                                        Dallas, Texas 75201

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        THE SUMITOMO BANK, LIMITED



                                        By: /s/ Tatsuo Ueda
                                            ------------------------------------
                                        Name:    Tatsuo Ueda
                                        Title:   General Manager
                                        1750 NationsBank Center
                                        700 Louisiana Street
                                        Houston, Texas  77002

                                        Telecopy No.:  (713) 759-0020
                                        Telex No.:  774417

                                        Domestic Lending Office
                                        -----------------------
                                        1750 NationsBank Center
                                        700 Louisiana Street
                                        Houston, Texas  77002

                                        Eurodollar Lending Office
                                        -------------------------
                                        1750 NationsBank Center
                                        700 Louisiana Street
                                        Houston, Texas  77002

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        TRUST COMPANY BANK



                                        By: /s/ F. McClellan Deaver, III
                                            ------------------------------------
                                        Name:    F. McClellan Deaver, III
                                        Title:   Vice President
                                        Telecopy No.: (212)546-9675
                                        Telex No.: 424690/6801388

                                        Domestic Lending Office
                                        -----------------------
                                        375 Park Avenue
                                        New York, New York 10152

                                        Eurodollar Lending Office
                                        -------------------------
                                        375 Park Avenue
                                        New York, New York 10152

                                        Commitment: $18,000,000

                                        Continuing Banks
                                        ----------------

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION



                                        By: /s/ Jay A. Schwartz
                                            -----------------------------------
                                        Name: Jay A. Schwartz
                                        Title: Vice President
                                        712 Main Street
                                        Houston, Texas 77002

                                        Telecopy No.: (713) 654-2339
                                        Telex No.: 166-350 TCB Hou

                                        Domestic Lending Office
                                        712 Main Street
                                        Houston, Texas 77002

                                        Eurodollar Lending Office
                                        712 Main Street
                                        Houston, Texas 77002

                                        Commitment: $52,000,000

                                        Continuing Banks
                                        ----------------

                                        TORONTO DOMINION [TEXAS], INC.





                                        By: /s/ Lisa Allison
                                            -----------------------------------
                                        Name: Lisa Allison
                                        Title: Vice President
                                        909 Fannin Street, Suite 1700
                                        Houston, Texas 77010

                                        Telecopy No.: (713) 951-9921
                                        Telex No.: N/A

                                        Domestic Lending Office
                                        909 Fannin Street, Suite 1700
                                        Houston, Texas 77010

                                        Eurodollar Lending Office
                                        909 Fannin Street, Suite 1700
                                        Houston, Texas 77010

                                        Commitment: $28,000,000

                                        Continuing Banks
                                        ----------------

                                        UNION BANK OF SWITZERLAND,
                                        HOUSTON AGENCY


                                        By: /s/ Alfred W. Imholz
                                            -----------------------------------
                                        Name:  Alfred W. Imholz
                                        Title: Managing Director


                                        By: /s/ Jan Buettgen
                                            -----------------------------------
                                        Name:  Jan Buettgen
                                        Title: Vice President, Corporate Banking
                                        1100 Louisiana, Suite 4500
                                        Houston, Texas 77002

                                        Telecopy No.: (713) 655-6555
                                        Telex No.: 762597 UBS HOU

                                        Domestic Lending Office
                                        299 Park Avenue
                                        New York, New York 10017
                                        Attn: Florence Reyes

                                        Telecopy: (212) 715-3259

                                        Eurodollar Lending Office
                                        299 Park Avenue
                                        New York, New York 10017
                                        Attn: Florence Reyes

                                        Telecopy: (212) 715-3259

                                        Commitment: $40,000,000

                                        Continuing Banks
                                        ----------------

                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By: /s/ David L. Gaines
                                            -----------------------------------
                                        Name:  David L. Gaines
                                        Title: Senior Vice President
                                        191 Peachtree Street, NE
                                        Atlanta, Georgia 30303

                                        Telecopy No.: (404) 332-6898
                                        Telex No.:

                                        Domestic Lending Office
                                        191 Peachtree Street, NE
                                        Atlanta, Georgia 30303

                                        Eurodollar Lending Office
                                        191 Peachtree Street, NE
                                        Atlanta, Georgia 30303

                                        Commitment: $28,000,000

                                        New Banks
                                        ---------

                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                        ATLANTA AGENCY



                                        By: /s/ Eric Kagerer
                                            -----------------------------------
                                        Name:  Eric Kagerer
                                        Title: Asst. V.P.


                                        By: /s/ Carmen Aguilera
                                            -----------------------------------
                                        Name:  Carmen Aguilera
                                        Title: Asst. Treasurer


                                        Promenade Two, Suite 3500
                                        1230 Peachtree Street, N.E.
                                        Atlanta, Georgia 30309

                                        Telecopy No.: (404) 888-6539
                                        Telex No.:

                                        Domestic Lending Office




                                        Eurodollar Lending Office




                                        Commitment: $18,000,000

                                        New Banks
                                        ---------

                                        CREDITO ITALIANO



                                        By: /s/ Bruno Fornelli
                                            -----------------------------------
                                        Name:  Bruno Fornelli
                                        Title: First Vice President

                                        By: /s/ Pierluigi Mainardi
                                            -----------------------------------
                                        Name:  Pierluigi Mainardi
                                        Title: Assistant Treasurer

                                        375 Park Avenue
                                        New York, New York 10152

                                        Telecopy No.: (212) 546-9675
                                        Telex No.: 424690/6801388

                                        Domestic Lending office
                                        375 Park Avenue
                                        New York, New York 10152

                                        Eurodollar Lending Office
                                        375 Park Avenue
                                        New York, New York 10152

                                        Commitment: $18,000,000

                                        New Banks
                                        ---------

                                        THE SANWA BANK LIMITED,
                                        DALLAS AGENCY



                                        By: /s/ Matthew G. Patrick
                                            ------------------------------------
                                        Name:    Matthew G. Patrick
                                        Title:   Vice President
                                        901 Main Street, Suite 2830, LB 165
                                        Dallas, Texas  75202-3714

                                        Telecopy No.:
                                        Telex No.:

                                        Domestic Lending Office
                                        -----------------------
                                        901 Main Street, Suite 2830, LB 165
                                        Dallas, Texas  75202-3714

                                        Eurodollar Lending Office
                                        -------------------------
                                        901 Main Street, Suite 2830, LB 165
                                        Dallas, Texas  75202-3714


                                        Commitment: $18,000,000

                                        New Banks
                                        ---------

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, NEW YORK BRANCH



                                        By: /s/ S. Battinelli
                                            ------------------------------------
                                        Name: S. Battinelli
                                        Title:   V.P.



                                        By: /s/ Richard R. Newman
                                            ------------------------------------
                                        Name:    Richard R. Newman
                                        Title:   Vice President
                                        1211 Avenue of the Americas
                                        New York, New York  10036

                                        Telecopy No.:  (212) 852-6307
                                        Telex No.:        666668

                                        Domestic Lending Office
                                        -----------------------
                                        1211 Avenue of the Americas
                                        New York, New York  10036

                                        Eurodollar Lending Office
                                        -------------------------
                                        1211 Avenue of the Americas
                                        New York, New York  10036


                                        Commitment: $18,000,000

                                         Retiring Banks
                                         --------------

                                         BANK OF NOVA SCOTIA


                                         By: /s/ F.C.H. Ashby
                                             -----------------------------------
                                         Name:  F.C.H. Ashby
                                         Title: Senior Manager Loan Operations

                                         Retiring Banks
                                         --------------

                                         THE FIRST NATIONAL BANK OF BOSTON


                                         By: /s/ Charles C. Woodard
                                             -----------------------------------
                                         Name:  Charles C. Woodard
                                         Title: Managing Director

                                         Retiring Banks
                                         --------------

                                         J.P. MORGAN DELAWARE


                                         By: /s/ Philip S. Detjeas
                                             -----------------------------------
                                         Name:  Philip S. Detjeas
                                         Title: Vice President

                                         Retiring Banks
                                         --------------

                                         NBD BANK, N.A.


                                         By: /s/ Larry E. Schuster
                                             -----------------------------------
                                         Name:  Larry E. Schuster
                                         Title: Vice President

                                         Retiring Banks
                                         --------------

                                         ROYAL BANK OF CANADA


                                         By: /s/ Tom J. Oberaigner
                                             -----------------------------------
                                         Name:  Tom J. Oberaigner
                                         Title: Manager

                                         Retiring Banks
                                         --------------

                                         SHAWMUT BANK, N.A.


                                         By: /s/ Robert D. Lanigan
                                             -----------------------------------
                                         Name:  Robert D. Lanigan
                                         Title: Managing Director

                                                                   EXHIBIT 1.01A



                        ADMINISTRATIVE QUESTIONNAIRE

                      BROWNING FERRIS INDUSTRIES, INC.

                         SECOND AMENDED AND RESTATED
                         REVOLVING CREDIT AGREEMENT

NOTE TO PARTICIPANTS:

                             PLEASE TYPE ALL INFORMATION AND
                             FORWARD THIS COMPLETED TO:

Administrative Agent:        Texas Commerce Bank National
                                Association 712 Main Street
                                Houston, Texas  77002
                                Attention:  Loan Syndications

Telecopier:                     713-216-2291

Full Legal Name of your Bank:        _________________________________________
Exact name of signing officer:       _________________________________________
Title of signing officer:            _________________________________________

Business address for delivery of
execution copies of Credit Agreement
(Please do not use P.O. Box address;
hand deliveries cannot be made):     _________________________________________

Signing officer's phone no.:         _________________________________________
Alternate officer contact:           _________________________________________
Alternate officer's phone no.:       _________________________________________

Lending Offices:
Name and Address of Domestic         _________________________________________
Lending Office                       _________________________________________

Name and Address of Eurodollar       _________________________________________
Lending Office                       _________________________________________

                          PRIMARY CONTACT INFORMATION

We will send all telecopies to a single number (the Primary or Alternate Contact number listed below) at the banking location you designate. These contacts are those you designate for critical telecopies (rates, loan amounts, paydowns, etc.).

1.       Your bank's primary contact for telecopies:

PRIMARY NAME/                            PRIMARY                 ALTERNATE
 PHONE NO.        DEPARTMENT          TELECOPIER NO.           TELECOPIER NO.
 ---------        ----------          --------------           --------------








PRIMARY NAME/                            PRIMARY                 ALTERNATE
 PHONE NO.        DEPARTMENT          TELECOPIER NO.           TELECOPIER NO.
 ---------        ----------          --------------           --------------








2. While we will send all telecopies to a single telecopy number, we can also indicate that up to two additional individuals should be carbon-copied when the telecopy arrives at your bank. Please designate the individuals and departments you would like such copies to be sent to (Note: they must be at the same location):


                 Name                                    Department
(1)_____________________________________     ___________________________________

(2)_____________________________________     ___________________________________


(If at any time any of the above information changes, please advise.)

Hard-copy documents, and notices should be sent to the following officer designated by your bank:

Officer's Name:                     __________________________________________
Title:                              __________________________________________

Street Address
(No P.O. Boxes please):             __________________________________________
City, State, Zip:                   __________________________________________


                        GENERAL OPERATIONAL INFORMATION


Operating Contacts:                Name                     Phone No.

Loan Department:          _______________________     _______________________
Loan Administrator:       _______________________     _______________________
Telex Operator:           _______________________     _______________________
Other:                    _______________________     _______________________


Movement of Funds:    to us:   Wire Fed Funds to:

                               Texas Commerce Bank National Association
                               ABA # 113000609
                               for account number 13681
                               Attention:       Loan Operations
                               Reference:       Browning-Ferris Industries, Inc.

                      to you:  Wire Fed Funds to:
                               ________________________________________
                               ________________________________________
                               Attention: _____________________________
                               Reference: _____________________________



Publicity:               How would you like your bank's name to appear in any
                         tombstone advertisements?

                   PLEASE COMPLETE THE FOLLOWING INFORMATION
                         FOR COMPETITIVE AUCTIONS ONLY



Auction Administration Agent:           Chemical Bank
                                        140 East 45th Street, 29th Floor
                                        New York, New York  10017
                                        Attn:  Agent Bank Services

Telecopier:     (212) 622-0854          Primary

Contacts:       Janet Belden            (212) 622-0011       Agent Bank Services


                                PRIMARY CONTACT
                              COMPETITIVE AUCTIONS


Bank Name:______________________________________________________________________
Address:________________________________________________________________________
________________________________________________________________________________
Primary Contact:________________________________________________________________
Title:__________________________________________________________________________
Department:_____________________________________________________________________
Telephone Number:_______________________________________________________________
Telecopier Number:______________________________________________________________

                               ALTERNATE CONTACT
                              COMPETITIVE AUCTIONS


Alternate Contact:______________________________________________________________
Title:__________________________________________________________________________
Department:_____________________________________________________________________
Telephone Number:_______________________________________________________________
Telecopier Number:______________________________________________________________

                                                                   Exhibit 1.01B


                           FORM  OF  COMMITTED  NOTE


                                                                  ______________


                 FOR VALUE RECEIVED, the undersigned, ________________________, a ______________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of

(the "Bank") on or before the Termination Date the lesser of (a) the amount of the Bank's Commitment and (b) the aggregate amount of Committed Loans made by the Bank to the Borrower and outstanding on the Termination Date. Subject to the limitations of the Credit Agreement (as hereinafter defined), the Borrower may borrow, repay, prepay and reborrow hereunder and under the Credit Agreement, on and after the Effective Date and prior to the Termination Date. The principal amount of each Committed Loan made by the Bank to the Borrower pursuant to the Credit Agreement shall be due and payable on the Termination Date.

                 The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrower, the other Borrowers, the Bank and certain other banks parties thereto, Credit Suisse, as Documentation Agent, Chemical Bank, as Auction Administration Agent, Texas Commerce Bank National Association, as Administrative Agent, and Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A., as Co-Agents, for the Bank and such other banks.

                 Both principal and interest are payable in immediately available funds in lawful money of the United States of America to Texas Commerce Bank National Association, as Administrative Agent, at 1111 Fannin, Houston, Texas, or at such other place as the Administrative Agent shall designate in writing to the Borrower. The amount and type of each Committed Loan made by the Bank to the Borrower and the borrowing date and maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, that the failure of the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay such Committed Loan in accordance with the terms of this Promissory Note.

                 This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

                 This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Credit Agreement. [To be inserted in notes executed by Borrowers other than the Company: The obligations of the Borrowers hereunder are guaranteed by the Guaranty.] The Credit Agreement, among other things, (a) provides for the making of Committed Loans and Competitive Loans by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Committed Loan being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                 The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                 This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas, and any applicable laws of the United States of America.

                                        [NAME OF BORROWER]



                                        By:___________________________________
                                        Name:
                                        Title:

                              LOANS,  MATURITIES,
                  AND  PAYMENTS  OF  PRINCIPAL  AND  INTEREST


                                                 Rate of
                  Amount                         Interest       Amount of       Amount of        Unpaid
Borrowing       and Type of     Maturity of   Applicable to     Principal        Interest       Principal       Notation
   Date            Loan            Loan            Loan            Paid            Paid          Balance         Made By
=========       ===========     ===========   =============     =========       =========       =========       ========
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------

                                                                   Exhibit 1.01C


                          FORM  OF  COMPETITIVE  NOTE


$1,000,000,000                 _______________


              FOR VALUE RECEIVED, the undersigned, _________________________ _____________________________, a _______________ corporation (the "Borrower"),
HEREBY PROMISES TO PAY to the order of

(the "Bank") on or before the Termination Date the lesser of (a) One Billion and no/100 Dollars ($1,000,000,000.00) and (b) the aggregate amount of Competitive Loans made by the Bank to the Borrower and outstanding on the Termination Date. Subject to the limitations of the Credit Agreement (as hereinafter defined), the Borrower may borrow, repay, and reborrow hereunder and under the Credit Agreement, on and after the Effective Date and prior to the Termination Date. The principal amount of each Competitive Loan made by the Bank to the Borrower pursuant to the Credit Agreement shall be due and payable on the last day of the Interest Period for such Loan.

              The Borrower promises to pay interest on the unpaid principal amount of each Competitive Loan from the date of such Competitive Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995, (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrower, the other Borrowers, the Bank and certain other banks parties thereto, Credit Suisse, as Documentation Agent, Chemical Bank, as Auction Administration Agent, Texas Commerce Bank National Association, as Administrative Agent, and Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A., as Co-Agents, for the Bank and such other banks.

              Both principal and interest are payable in immediately available funds in lawful money of the United States of America to Texas Commerce Bank National Association, as Administrative Agent, at 1111 Fannin , Houston, Texas, or at such other place as the Administrative Agent shall designate in writing to the Borrower. The amount and type of each Competitive Loan made by the Bank to the Borrower and the borrowing date and maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, that the failure of the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay such Competitive Loan in accordance with the terms of this Promissory Note.

              This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

              This Promissory Note is one of the Competitive Notes referred to in, and is entitled to the benefits of, the Credit Agreement. [To be inserted in notes executed by Borrowers other than the Company: The obligations of the Borrower hereunder are guaranteed by the Guaranty.] The Credit Agreement, among other things, (a) provides for the making of Committed Loans and Competitive Loans by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Competitive Loan being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

              The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

              This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflicts of laws, and any applicable laws of the United States of America.

                                        [NAME OF BORROWER]




                                        By:___________________________________
                                        Name:
                                        Title:

                              LOANS,  MATURITIES,
                  AND  PAYMENTS  OF  PRINCIPAL  AND  INTEREST


                                                 Rate of
                  Amount                         Interest       Amount of       Amount of        Unpaid
Borrowing       and Type of     Maturity of   Applicable to     Principal        Interest       Principal       Notation
   Date            Loan            Loan            Loan            Paid            Paid          Balance         Made By
=========       ===========     ===========   =============     =========       =========       =========       ========
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------
---------       -----------     -----------   -------------     ---------       ---------       ---------       --------

                                                                   Exhibit 2.03A

                      FORM  OF  COMPETITIVE  BID  REQUEST

Texas Commerce Bank National Association, as Administrative Agent for the Banks parties to the Credit Agreement referred to below
1111 Fannin, 9th Floor MS 46
Houston, Texas 77002

Attention:  Capital Markets and Loan and Discount Department

Chemical Bank, as Auction Administration Agent
   under the Credit Agreement referred to below
140 East 45th Street, 29th Fl.
New York, New York 10017            [Date]

Attention:  Agent Bank Services

Dear Sirs:

                 Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among the undersigned, the other Borrowers, the Banks named therein, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Administration Agent, and the Co-Agents defined therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)      Borrowing Date of Competitive
         Borrowing (which is a Business Day)  ________________________________

(B)      Aggregate Principal Amount of
         Competitive Borrowing(1)             ________________________________

(C)      Interest rate basis(2)               ________________________________

(D)      Interest Period and the last
         day thereof                          ________________________________
(3)





__________________________________

(1) Not less than $50,000,000 or greater than the unused Total Commitment and in integral multiples of $1,000,000.

(2)   Eurodollar Loan or Fixed Rate Loan.

(3) Which shall have a duration (i) in the case of a Eurodollar Loan, of one, two, three or six months and (ii) in the case of Fixed Rate Loan, of not less than seven days nor more than 360 days, and which, in either case, shall end not later than the Termination Date.

                 By the delivery of this Competitive Bid Request and the acceptance of any or all of the Loans offered by the Banks in response to this Competitive Bid Request, the undersigned, and the Company, if not the undersigned, shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article III of the Credit Agreement have been satisfied with respect to the Competitive Borrowing requested hereby.

                                        Very truly yours,

                                        [NAME OF BORROWER]


                                        By:____________________________________
                                        Name:
                                        Title:


                                        BROWNING-FERRIS INDUSTRIES, INC.(4)

                                        By:____________________________________
                                        Name:
                                        Title:





__________________________________

(4) If the Borrower is not the Company, a signature block for the Company should be added.

                                                                   Exhibit 2.03B


           FORM  OF  NOTICE  TO  BANKS  OF  COMPETITIVE  BID  REQUEST


[Name of Bank]
[Address of Bank]

                                                                          [Date]

Attention:

Dear Sirs:

                 Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among Browning-Ferris Industries, Inc. (the "Company"), the other Borrowers, the Banks named therein, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, the Co-Agents (defined therein), and the undersigned, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. ____________________________________________________
1/ delivered a Competitive Bid Request requesting a Competitive Bid on __________, 19__ pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time]. 2/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing   ___________________________________

(B)  Principal amount of
     Competitive Borrowing           ___________________________________

(C)  Interest rate basis             ___________________________________

(D)  Interest Period and the last
     day thereof3/                   ___________________________________

                                     Very truly yours,

                                     CHEMICAL BANK, as Auction
                                     Administration Agent

                                     By: _______________________________
                                     Name:
                                     Title:


1/       Either the Company or [name of another Borrower], is appropriate

2/ The Competitive Bid must be received by the Auction Administration Agent (i) in the case of Eurodollar Loans, not later than 1:00 p.m. Houston, Texas time, four Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., Houston, Texas time, on the Borrowing Date of a proposed Competitive Borrowing.

3/       Which may not be a date later than the Termination Date.

                                                                    Exhibit 2.21



                       BORROWING  SUBSIDIARY  COUNTERPART


                                                      Date:  _____________, ____



To the Banks and the Agents
Referred to Below
c/o Texas Commerce Bank National
Association, as Administrative Agent
712 Main Street
Houston, Texas  77002

Ladies and Gentlemen:

                 Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of May 31, 1995 (as from time to time amended, the "Credit Agreement") among Browning-Ferris Industries, Inc. (the "Company"), the other Borrowers defined therein, if any, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Administration Agent and the Co-Agents defined therein. All capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

                 The Company and ____________________ (the "Designated Borrowing Subsidiary") (i) confirm that the Designated Borrowing Subsidiary is a Wholly-Owned Subsidiary and (ii) make the representations and warranties as to the Designated Borrowing Subsidiary contained in Article IV of the Credit Agreement. The Designated Borrowing Subsidiary hereby agrees to be bound in all respects by the terms of the Credit Agreement, including without limitation, Article VI thereof and to perform all of the obligations of a Borrowing Subsidiary thereunder.

                 The Company hereby ratifies and confirms the Guaranty with respect to all Loans made by any Bank to the Designated Borrowing Subsidiary.

                 The address to which communications to the Designated Borrowing Subsidiary under the Credit Agreement should be directed is:
______________________________________________________.  This instrument shall be construed in accordance with and governed by the laws of the State of Texas. Loan proceeds should be deposited to the undersigned's account
___________________________________.


                 Upon the execution of this Borrowing Subsidiary Counterpart by the Designated Borrowing Subsidiary, and the acceptance by the Administrative Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Credit Agreement as though it was an

Texas Commerce Bank
National Association
as Administrative Agent
Page Two


original party thereto and shall be entitled to borrow under the Credit Agreement upon the satisfaction of the conditions precedent set forth in
Section 3.01, Section 3.02, Section 3.03 and Section 3.04 of the Credit
Agreement.

                                        Very truly yours,

                                        [DESIGNATED BORROWING SUBSIDIARY]


                                        By:___________________________________
                                        Name:
                                        Title:




Accepted as of the date first above written.

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Administrative Agent


By;      __________________________________
Name:
Title:

                                                                   Exhibit 2.03C

                           FORM  OF  COMPETITIVE  BID


Chemical Bank, as Auction Administration
Agent for the Banks referred to below
140 East 45th Street, 29th Fl.
New York, New York  10017                                                 [Date]

Attention:  Agent Bank Services

Dear Sirs:

                 The undersigned, [Name of Bank], refers to the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among Browning-Ferris Industries, Inc. (the "Company"), the other Borrowers, the Banks named therein, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Administration Agent, and the Co-Agents (defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by ____________1/ on _______, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount 2/          ________________________________________

(B)      Competitive Bid Rate 3/      ________________________________________

(C)      Interest Period and
         the last day thereof  4/     ________________________________________

                 The undersigned hereby confirms that it is prepared to extend credit to ______________1/ upon acceptance by ____________1/ of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF BANK]



                                        By:    ________________________________
                                        Name:
                                        Title:


__________________________
1/       Either the Company or (name of another Borrower), as appropriate

2/ Not less than $25,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $10,000,000 above said $25,000,000. Multiple bids will be accepted by the Auction Administration Agent.

3/ i.e. LIBO Rate + or - _____%, in the case of Eurodollar Loans, or _____%, in the case of Fixed Rate Loan (in each case, expressed in the form of a decimal to no more than four decimal places).

4/ The Interest Period must be the Interest Perid specified in the Competitive Bid Request.

                                                                    Exhibit 2.04


                    FORM  OF  COMMITTED  BORROWING  REQUEST



Texas Commerce Bank National Association,
as Administrative Agent for
the Banks parties to the Credit Agreement
referred to below
1111 Fannin, 9th Floor MS 46
Houston, Texas  77002

Attention:  Capital Markets and Loan and Discount Department
            [Date]

Dear Sirs:

                 Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among the undersigned, the other Borrowers, the Banks named therein, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Administration Agent, and the Co-Agents (defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)      Borrowing Date of Committed
         Borrowing (which is a Business Day)   _______________________________

(B)      Aggregate Principal Amount of
         Committed Borrowing                   _______________________________

(C)      Interest rate basis                   _______________________________

(D)      Interest Period and the last
         day thereof                           _______________________________


                 By each of the delivery of this Committed Borrowing Request and the acceptance of any or all of the Loans made by the Banks in response to this request, the undersigned and the Company, if not the undersigned, shall be deemed to have represented and warranted that the conditions to lending specified in Article III of the Credit Agreement have been satisfied with respect to the Committed Borrowing requested hereby.

                                        Very truly yours,

                                        [NAME OF BORROWER]
                                        By:    _________________________________
                                        Name:
                                        Title:


                                        BROWNING-FERRIS INDUSTRIES, INC.



                                        By:    _________________________________
                                        Name:
                                        Title:

                                                                  Exhibit 3.01-A


                          [Browning-Ferris Industries]

                        _________________________, 1995




The Banks and Agents
Referred to Below
c/o Texas Commerce Bank National
Association, as Administrative Agent
712 Main Street
Houston, Texas  77002

Gentlemen:

                 This opinion is furnished pursuant to Section 3.01(g) of the Second Amended and Restated Revolving Credit Agreement, dated as of May 31, 1995 (the "Agreement"), among Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), the Retiring Bank defined therein,the other financial institutions therein referred to (the "Banks"), Credit Suisse, as documentation agent (the "Documentation Agent"), Texas Commerce Bank National Association, as administrative agent for the Banks (the "Administrative Agent"), Chemical Bank, as auction administration agent (the "Auction Administration Agent") and the Co-Agents defined therein. Capitalized terms defined in the Agreement have the same meanings in this opinion unless otherwise defined herein.

                 I am Associate General Counsel of the Company, and solely in such capacity have examined, either personally or through attorneys under my supervision, originals, or copies certified to my or their satisfaction, of the Agreement, the Notes executed and delivered by the Company on the date hereof (the "Notes"), the letter agreement between the Company and the Administrative Agent (the "Administrative Agent's Letter"), the letter agreement between the Company and the Auction Administration Agent (the "Auction Administration Agent's Letter") and such other corporate records, certificates of corporate officials as to certain matters of fact, and instruments and documents as I or they have deemed necessary or advisable as a basis for the opinions set forth herein. The Agreement, the Notes, the Administrative Agent's Letter and the Auction Administration Agent's Letter are sometimes collectively referred to as the "Credit Documents."

The Banks and Agents
Page 2

                 In such examination, I have assumed (i) the genuineness of all signatures (other than the signatures of Persons signing on behalf of the Company), the authenticity and completeness of all documents, certificates, instruments and records submitted to me as originals and the conformity to the original instruments of all documents submitted to me as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by each of the Agents and the Banks of the Credit Documents to which they are a party, (iii) that each of the Agents and the Banks has all requisite power and authority to execute, deliver and perform the Credit Documents to which they are a party and (iv) the enforceability of the Agreement and the Bank Letter against each of the Banks.

                 In addition, in rendering this opinion, I have relied upon, as to certain matters of fact, certificates of officers of the Company and certificates or telegrams of public officials, without any independent investigation of such matters.

                 Based upon the foregoing and relying upon the correctness of all statements of fact contained in the documents, certificates and records that I have examined either personally or through attorneys under my supervision, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

                 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries, taken as a whole. Each Principal Subsidiary (determined as of September 30, 1994) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. The Company and each Principal Subsidiary have the corporate power to own their respective properties and to carry on their respective businesses as now conducted.

                 2. The execution, delivery and performance by the Company of the Credit Documents are within its corporate powers, have been duly authorized by all necessary corporate action, and do not conflict with or constitute a default under (i) the Restated Articles of Incorporation or the Bylaws, as amended, of the Company, or (ii) any law, rule, regulation, order or judgment or contractual restriction of the Company known to me, the violation of which would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

                 3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the laws of the State of Texas,

The Banks and Agents
Page 3

the corporation laws of the State of Delaware or, to my knowledge, the federal laws of the United States of America for the due execution, delivery and performance by the Company of the Credit Documents, provided that I express no opinion as to the applicability of federal or state blue sky or securities laws, rules or regulations.

                 4. The Credit Documents have been duly and validly executed by the Company.

                 5. The Agreement, the Administrative Agent's Letter and the Auction Administration Agent's Letter constitute and, upon the making of the initial Loan to the Company under the Notes, the Notes will constitute valid and binding obligations of the Company, each of which is enforceable in accordance with its respective terms. Upon the making of the initial Loan to a Borrowing Subsidiary, the Guaranty will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

                 6. To my knowledge, except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 or in the Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1995, there are no legal or governmental proceedings or investigations pending or threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary which individually or, to the extent involving related claims, in the aggregate, involve a material risk of being resolved in a manner that would have a material adverse effect on (i) the financial condition of the Company and its Subsidiaries considered as a whole or (ii) the ability of the Company to perform its obligations under the Credit Documents.

                 7. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is the Company a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 In rendering the opinions expressed in paragraph 5 I have assumed, with your approval and without independent investigation, the following (except insofar as such assumptions could include the foregoing opinions regarding the Company): (a) there are no fees, charges, points, discounts, premiums or other additional considerations, amounts or benefits of any nature contracted for, charged to or paid by, or to be charged to or paid by, the Company or any other Person for the use or forbearance or detention of money other than as expressly described and identified in the Credit Documents,
(b) other than as expressly set forth or referred to in the Credit Documents, there are no other agreements, written or oral, for the contracting, charging or payment of any amounts or giving of any benefits in each event by the Company or any other Person to or for the benefit of the Administrative Agent, any other Agent or any Bank, (c) notwithstanding the provisions in the Credit Documents providing in certain instances for the computation of accrued interest on the basis

The Banks and Agents
Page 4

of the number of actual days elapsed over a 360-day year, such computation will be made in regard to a year of 365 or 366 days, as the case may be, in the event that the use of a 360-day computation will yield a rate of interest in excess of the maximum nonusurious per annum rate of interest permitted by applicable law ("Maximum Rate") or an amount of interest in excess of the amount computed at the Maximum Rate, (d) for purposes of the Credit Documents and the transactions evidenced thereby, the term "interest" includes the aggregate of all fees, charges and other amounts which constitute or are deemed to constitute compensation for the use or forbearance or detention of money or "interest" under the laws of the State of Texas, (e) neither the Company nor any other Person liable, directly or indirectly, for the payment of any Note or any other indebtedness, obligations or liabilities arising under and in connection with the Credit Documents shall ever be required to pay unearned interest in respect of any such indebtedness, obligations or liabilities and
(f) all funds requested by the Company pursuant to the Credit Agreement will be disbursed to the Company in the amount so requested, and the Company will have full use of the funds borrowed pursuant to the Credit Agreement subject to the permitted purposes for use of loan proceeds (to the extent any of the foregoing is not correct, my opinion on enforceability are accordingly limited and qualified).

                 The foregoing opinions are subject to the following qualifications, limitations and exceptions:

                 (A) With respect to the opinion set forth in paragraph 5 above, I advise you that (i) the enforceability of the Credit Documents may be limited by or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or providing for relief of debtors, including, without limitation, applicable fraudulent transfer and fraudulent conveyance laws, (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or principles or to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such proceeding be deemed one in law or equity, (iii) rights to indemnity under the Credit Documents may be limited by state or federal laws and the policies underlying such laws and (iv) provisions of the Credit Documents which permit any Agent, the Co-Agent or any Bank to take action or make determinations may be subject to a requirement that such action be taken or such determination be made on a reasonable basis and in good faith.

                 (B) I express no opinion with respect to the effect, validity or enforceability of any term of any Credit Document purporting to (i) establish evidentiary standards, (ii) waive statutory rights or remedies, (iii) waive future laws or rights that may arise in the future or (iv) prohibit the transfer, alienation, hypothecation or encumbrance of property.

The Banks and Agents
Page 5

                 I am licensed to practice law in the State of Texas and I express no opinion as to matters not governed by the federal laws of the United States of America, the corporation laws of the State of Delaware or the laws of the State of Texas.

                 The opinions expressed herein are for the sole benefit of, and may only be relied upon by, the Agents, the Banks and any other holders of the Notes or of any interest therein or in the Loans, and, without my prior written consent, may not be relied upon in any manner by any other Person. This opinion may not be furnished to any other Person without my prior written consent, except that this opinion may be provided (i) to the independent auditors and attorneys of each Agent and each Bank, (ii) to any state or federal authority having regulatory jurisdiction over either Agent or any Bank, as applicable, (iii) pursuant to an order or legal process of any court or governmental agency, (iv) to any successor to either Agent or any Bank and (v) in connection with any legal action to which either Agent or any Bank, as applicable, is a party arising out of the Credit Documents or relating to the transactions provided for therein. The opinions expressed herein are as of the date hereof (and not as of any other date, including, without limitation, the effective date of any Credit Document if a date other than the date hereof) and I make no undertaking to amend or supplement such opinions as facts and circumstances come to my attention or changes in the law occur which could affect such opinions.


                                        Very truly yours,

                                                                  Exhibit 3.01-B




                        [Letterhead of Andrews & Kurth]




                         _______________________, 1995



The Banks and the Agents
Referred to Below
c/o Texas Commerce Bank National
Association, as Administrative Agent
712 Main Street
Houston, Texas  77002

Gentlemen:

                 We have acted as special Texas counsel for Credit Suisse, as documentation agent (the "Documentation Agent"), Texas Commerce Bank National Association, as administrative agent (the "Administrative Agent"), Chemical Bank, as auction administration agent (the "Auction Administration Agent") and the Co-Agents (as defined in the Credit Agreement) in connection with the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (the "Credit Agreement") among Browning-Ferris Industries, Inc. (the "Company"), the Documentation Agent, the Retiring Bank (as defined in the Credit Agreement) and the other banks that are parties thereto (such other banks being the "Banks"). This opinion is being rendered pursuant to Section 3.01(h) of the Credit Agreement. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein unless otherwise defined herein.

                 We have examined (a) counterparts of the Credit Agreement executed by the Agents, the Co-Agents, the Company and each of the Banks and
(b) the Notes delivered by the Company to the Administrative Agent for the account of the respective Banks on the date hereof pursuant to Section 3.01(b) of the Credit Agreement (the "Notes"). We understand, and for purposes hereof have assumed, that (i) the Credit Agreement and the Notes of the Company have been duly authorized, executed and delivered by the Company and the Company has the requisite power and authority to execute, deliver and perform such instruments and (ii) the Credit Agreement has been duly authorized, executed and delivered by the several Banks, the Agents and the Co-Agents, and that each such Person has the requisite power and authority to execute, deliver and perform the Credit Agreement.

                 Based on the foregoing and having due regard for legal considerations which we deem relevant, we are of the opinion that (a) the Credit Agreement constitutes a valid, binding and enforceable obligation of the Company, (b) upon the funding of the initial Loan to the Company, the Notes of the Company will constitute valid, binding and enforceable obligations of the Company and (c) upon the funding of the initial Loan to a Borrowing Subsidiary, the Guaranty will constitute a valid, binding and enforceable obligation of the Company.

                 The foregoing opinion is subject to the following qualifications:

                 (A) The enforceability of the Credit Agreement and the Notes may be limited by general principles of equity (whether considered at law or in equity) and by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally.

                 (B) We express no opinion as to whether federal law allows any of the Banks located in a state other than the State of Texas to contract for, take, receive, reserve or charge interest in respect of the Loans or the Notes (i) at a rate permitted by the laws of such other state but in excess of the maximum rate permitted by the laws of the State of Texas or (ii) at a rate permitted by the laws of the State of Texas but in excess of the maximum rate permitted by the laws of such other state.

                 (C) We have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Credit Agreement and the Notes and the transactions contemplated thereby. We express no opinion as to the enforceability of (i) any indemnity provisions contained in the Credit Agreement to the extent they conflict with pubic policy, (ii) any severability provisions contained in the Credit Agreement and (iii) any provision in the Credit Agreement or the Notes purporting to waive any defense to the performance of contract obligations or any other right which, as a matter of law, may not be effectively waived.

                 This opinion is limited in all respects to the laws of the State of Texas and applicable federal law. This opinion is provided to you solely for the purpose of complying with a condition set forth in the Credit Agreement and, without our prior written consent, this opinion may not be relied upon in any manner by any other Person (other than a Person who becomes a Bank under the Credit Agreement).

                                        Very truly yours,

                                                                    Exhibit 9.11



                       FORM OF ASSIGNMENT AND ACCEPTANCE

                   DATED ______________________, 19__________


                 Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May 31, 1995 (the "Credit Agreement"), among Browning-Ferris Industries, Inc., a Delaware corporation, the other Borrowers (as defined in the Credit Agreement), if any, the Banks (as defined in the Credit Agreement) named therein, Credit Suisse, as Documentation Agent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Administration Agent and the Co-Agents defined therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

__________________________________________________________ (the "Assignor") and
____________________________________________ (the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, a __________% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Assignment Date and such percentage interest in the Committed Loans and Competitive Loans owing to the Assignor outstanding on the Assignment Date together with such percentage interest in all unpaid interest with respect to such Committed Loans and Competitive Loans and Facility Fees accrued to the Assignment Date and such percentage interest in the Committed Notes and the Competitive Notes held by the Assignor).

                 2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $___________________________________ and the outstanding balance of its Committed Loans (unreduced by any assignments thereof which have not yet become effective) is $___________________________________ and the outstanding balance of its
Competitive Loans (unreduced by any assignments thereof which have not yet become effective) is $___________________________________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) confirms that it has delivered the Committed Notes and the Competitive Notes held by it to the Administrative Agent and requests that the Administrative Agent exchange such Notes for a new Committed Note and a new Competitive Note executed by the Company and payable to the Assignee in a principal amount equal to $______________________________ and $_____________________________, respectively(1), A NEW COMMITTED NOTE AND A NEW COMPETITIVE NOTE EXECUTED BY THE COMPANY AND PAYABLE TO THE ASSIGNOR IN A PRINCIPAL AMOUNT EQUAL TO $______________________________ AND
$______________________________, RESPECTIVELY(2).

                 3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.07 or 5.07 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vii) agrees that it will keep confidential all information with respect to the Borrowers furnished to it by a Borrower or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis); [AND] (viii) confirms that it has delivered a completed Administrative Questionnaire to the Administrative Agent[; AND (IX) ATTACHES THE FORMS PRESCRIBED BY THE INTERNAL REVENUE SERVICE OF THE UNITED STATES CERTIFYING AS TO THE ASSIGNEE'S EXEMPTION FROM UNITED STATES WITHHOLDING TAXES WITH RESPECT TO ALL PAYMENTS TO BE MADE TO THE ASSIGNEE UNDER THE CREDIT AGREEMENT OR SUCH OTHER DOCUMENTS AS ARE NECESSARY TO INDICATE THAT ALL SUCH PAYMENTS ARE SUBJECT TO SUCH TAX AT A RATE REDUCED BY AN APPLICABLE TAX TREATY].(3)





__________________________________

(1). Add references to Committed Notes of Borrowers that have become parties to the Credit Agreement pursuant to Section 2.21 thereof.

(2). Add references to Competitive Notes of Borrower that have become parties to the Credit Agreement pursuant to Section 2.21 thereof.

(3). If the Assignee is organized under the laws of a jurisdiction outside the United States.

                 4. The effective date for this Assignment and Acceptance shall be ________ (the "Assignment Date").(4) Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 9.11(c) of the Credit Agreement.

                 5. Upon such acceptance and recording, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Date by the Administrative Agent or with respect to the making of this Assignment and Acceptance directly between themselves.

                 7. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 8. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.



                                        [NAME OF ASSIGNOR]


Commitment:  $_____________________     By:________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                        [NAME OF ASSIGNEE]





__________________________________

(4). See Section 9.11. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Administrative Agent, unless otherwise agreed by the Assignee, the Assignor, the Company and the Administrative Agent.

Commitment:  $_____________________     By:________________________________
                                        Name:______________________________
                                        Title:_____________________________



                                        [ADDRESS]
                                        Telecopy Number:
                                        Domestic Lending Office:

                                        Eurodollar Lending Office:



Accepted this _________ day
of __________________, 19__

Texas Commerce Bank National Association, as Administrative Agent,


By: ___________________________________
Name:
Title:

Consented to this _______ day of(5)
__________________________, 19__

Browning-Ferris Industries, Inc.


By: ___________________________________
Name:
Title:





__________________________________

(5). If approval of the Company is required pursuant to Section 9.11 of the Credit Agreement.